UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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vacasa

Notice of 2024 Annual Meeting of Stockholders and Proxy Statement

MAY 21, 2024 AT 8:00 A.M. PT

Vacasa, Inc.
850 NW 13th Avenue
Portland, Oregon 97209

Notice of Annual Meeting of Stockholders of Vacasa, Inc.

Time and place:        May 21, 2024 at 8:00 a.m. PT
Virtual meeting access:    www.virtualshareholdermeeting.com/VCSA2024
Voting Items

Proposals	Board Vote Recommendation	For Further Details
1.Election of Ryan Bone, Chad Cohen and Benjamin Levin as Class III Directors to serve until the 2027 Annual Meeting of Stockholders	“FOR” each director nominee	Page 3
2.Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2024	“FOR”	Page 18
3.Approval to Amend the Vacasa, Inc. 2021 Incentive Award Plan	“FOR”	Page 22

Stockholders will also act on any other business properly presented to the meeting. The Board of Directors of the Company presently knows of no other business to come before the meeting.

Who Can Vote

If you owned shares of the Company’s Class A Common Stock or Class B Common Stock (collectively, the “Common Stock”) at the close of business on March 25, 2024, you are entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. To attend, vote and ask questions during the Annual Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 7:45 a.m. PT. Please allow ample time for the online check-in process.

Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals. In general, stockholders may submit a proxy prior to the Annual Meeting by telephone, the Internet or mail to have their shares voted or may vote during the Annual Meeting by participating in the virtual meeting. See “Questions and Answers About the Annual Meeting and Voting” on page 46 for more details regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”

Date of Mailing

On or about April 8, 2024, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

Important Notice Regarding the Availability of Materials for the Annual Meeting to be held on May 21, 2024:
This proxy statement and our 2023 Annual Report are available to you free of charge at www.proxyvote.com.

By order of the Board of Directors,
Rebecca Boyden
Chief Legal Officer
April 8, 2024

Background

On July 28, 2021, the Company entered into an agreement to become a publicly traded company through a business combination with TPG Pace Solutions Corp., a Cayman Islands exempted company (“TPG Pace”). On December 6, 2021 (the “Closing”), we consummated the business combination (the “Business Combination”) contemplated by that certain business combination agreement, dated as of July 28, 2021 (as amended, the “Business Combination Agreement”), by and among TPG Pace, Vacasa Holdings LLC (“Vacasa Holdings” or “OpCo”), Turnkey Vacations, Inc. (“TK Newco”), certain other Vacasa Holdings equity holders (together with TK Newco, the “Blockers”), us, and certain other parties pursuant to which, among other things, TPG Pace merged with and into us, following which the separate corporate existence of TPG Pace ceased and we became the surviving corporation.

Upon consummation of the Business Combination, we entered into the Stockholders Agreement (as amended, the “Stockholders Agreement”) with (i) certain entities affiliated with (a) Silver Lake (the “Silver Lake Stockholder”), (b) Riverwood Capital (the “Riverwood Stockholder”), and (c) Level Equity Management (the “Level Equity Stockholder”), (ii) TPG Pace Solutions Sponsor, Series LLC (the “TPG Stockholder”) and (iii) Eric Breon (the “EB Stockholder”). The Stockholders Agreement automatically terminated on June 6, 2023, in accordance with its terms. Following the termination of the Stockholders Agreement, we also ceased to be a “controlled company” within the meaning of Nasdaq corporate governance listing requirements.

In accordance with the terms of the Stockholders Agreement, following its termination, we entered into certain Director Designation Agreements with each of the Silver Lake Stockholder, the Riverwood Stockholder, the Level Equity Stockholder, and the EB Stockholder (collectively, the “Director Designation Agreements” and each a “Director Designation Agreement”) to provide for the continuation of the board designation rights applicable to each stockholder set forth in the Stockholders Agreement and further summarized below. The TPG Stockholder’s designation right terminated at the 2022 annual meeting of stockholders.

The Silver Lake Stockholder will continue to have the right to designate two directors as long as it and its affiliates beneficially own at least 40% of the economic shares of Vacasa, Inc., and certain limited liability company interests in Vacasa Holdings (collectively, the “Shares”) owned by the Silver Lake Stockholder immediately following the Closing, calculated in accordance with the terms of their Director Designation Agreement (the “Initial Silver Lake Ownership”). The Silver Lake Stockholder’s designation rights will be reduced to one director when the Silver Lake Stockholder and its affiliates beneficially own between 20% and 40% of the Initial Silver Lake Ownership. The Silver Lake Stockholder’s current director designees are Joerg Adams and Ryan Bone.

The Riverwood Stockholder and the Level Equity Stockholder will each continue to have the right to designate one director as long as each stockholder and its respective affiliates beneficially owns at least 20% of the Shares owned by the Riverwood Stockholder or the Level Equity Stockholder, as applicable, immediately following the Closing, calculated in accordance with the terms of the applicable Director Designation Agreement. The Riverwood Stockholder’s current director designee is Jeffrey Parks, and the Level Equity Stockholder’s current director designee is Benjamin Levin.

The Director Designation Agreement with the EB Stockholder terminated on February 15, 2024 in accordance with its terms, as the EB Stockholder ceased to beneficially own the requisite amount of Shares (as defined therein). As a result, the EB Stockholder’s designation right terminated.

Proposal 1
ELECTION OF DIRECTORS

The Board of Directors of the Company (the “Board”) has nominated Ryan Bone, Chad Cohen and Benjamin Levin for election as Class III Directors at the Annual Meeting to hold office until the Annual Meeting of Stockholders to be held in 2027. Our Board believes that each director nominee has the experience, qualifications, integrity, diversity of background and understanding of our business required for service on our Board. Our Board, in consultation with the Nominating and Corporate Governance Committee, also believes that each director nominee has demonstrated the willingness and the ability to dedicate sufficient time and attention to fulfill the responsibilities required as a director.

Our Board of Directors

Our Board is currently comprised of nine directors, with no vacancies. In accordance with our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the Class III directors elected at our Annual Meeting will end at our 2027 Annual Meeting of Stockholders, or, if later, until such director’s successor has been duly elected and qualified. See “Corporate Governance — Our Board of Directors” on page 9 for a discussion regarding designation rights of certain of our stockholders set forth in the Director Designation Agreements (as defined above).

The following table provides certain information regarding each of our directors and nominees as of April 8, 2024. In the biographies below, references to Vacasa Holdings LLC (“Vacasa Holdings”) should be deemed to refer to its predecessor Vacasa LLC for periods prior to May 2020.

Name	Age	Board Class	Independent	Position	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert Greyber	54	I	No	Director and Chief Executive Officer
Barbara Messing	52	I	Yes	Director		X
Karl Peterson	53	I	Yes	Director	X		X
Joerg Adams	45	II	Yes	Director			Chair
Jeffrey Parks	43	II	Yes	Chair of the Board and Director			X
Chris Terrill	56	II	Yes	Director	X
Ryan Bone	36	III	Yes	Director		Chair
Chad Cohen	49	III	Yes	Director	Chair
Benjamin Levin	52	III	Yes	Director		X

Continuing Director Biographies

Class I Directors

Robert Greyber has served as our Chief Executive Officer and as a member of our Board since September 2022. Prior to his time at Vacasa, Mr. Greyber held various senior positions with Expedia Group and with Egencia, a leading digital corporate travel platform previously owned by Expedia Group from March 2004 to April 2020, including most recently as Egencia's President from May 2009 to April 2020 where he was responsible for Egencia’s global strategy, brand, technology and operations and served on the Expedia Group senior executive leadership team. Mr. Greyber also briefly served as Chief Executive Officer and as a member of the board of directors for an unconsummated special purpose acquisition vehicle in 2021. Mr. Greyber received a B.A. in English Literature from the University of Maryland, College Park, and an M.B.A. from the University of Chicago, Booth School of Business.

We believe Mr. Greyber is well qualified to serve as a member of our Board because of his extensive organizational management and leadership experience and his experience and perspective as our Chief Executive Officer.

Barbara Messing has served as a member of our Board since December 2021. From August 2020 to December 2023, Ms. Messing served as Chief Marketing & People Experience Officer, and later Chief Marketing & Communications Officer, of Roblox Corporation, an online gaming platform, and as Senior Vice President, Chief Marketing Officer of Walmart US, a company engaged in retail and wholesale operations, from August 2018 to August 2019. Between February 2011 and April 2018, Ms. Messing served as Vice President and Chief Marketing Officer, and later Senior Vice President and Chief Marketing Officer, for TripAdvisor, Inc., an online travel company. Between April 2002 and February 2011, she served in a number of management positions at Hotwire.com, an Internet-based travel agency, including Vice President of Customer Experience and Vice President and General Manager, Travel Ticker. Ms. Messing has served on the board of directors of AppLovin, Inc., a publicly-traded mobile application software company, since March 2024, and she previously served on the board of directors of Beyond, Inc. (formerly Overstock.com, Inc.), a publicly traded internet retailer, from August 2020 to November 2023, and of XO Group, Inc., which merged with WeddingWire in December 2018. Ms. Messing received her B.A. from Northwestern University and her J.D. from Stanford Law School.

We believe Ms. Messing is well qualified to serve as a member of our Board because of her extensive experience in both management and director positions of public companies and in the travel and hospitality sector.

Karl Peterson has served as a member of our Board since December 2021. Mr. Peterson leads CapitalKP and Peterson Capital Partners, LP, family offices overseeing several public stock investments and numerous private investments. Prior to his retirement in late 2022, he was a Senior Partner of TPG and the Managing Partner of its affiliate, TPG Pace Group. After rejoining TPG in 2004, Mr. Peterson led investments for the firm in technology, media, financial services and travel sectors and oversaw TPG’s European operations from 2010 until 2017 and served on the Executive Committee of TPG. Prior to 2004, he was a co-founder and the President and Chief Executive Officer of Hotwire.com. He led the business from its launch through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995, he was a financial analyst at Goldman, Sachs & Co. Mr. Peterson currently serves on the board of directors of Sabre Corporation and Playa Hotels & Resorts and is the Chairman of Accel Entertainment. Mr. Peterson holds a B.B.A. from the University of Notre Dame.

We believe Mr. Peterson is well qualified to serve as a member of our Board because of his significant leadership, investment and financial expertise.

Class II Directors

Joerg Adams joined the Vacasa Holdings board of managers in October 2019 and has served as a member of our Board since December 2021. Mr. Adams currently serves as a Managing Director at Silver Lake, a global technology investment firm, which he joined in August 2006. Mr. Adams holds a B.S. in Finance from Indiana University and a degree in Business Administration from the European School of Business in Reutlingen, Germany. Mr. Adams serves on our Board as a designee in accordance with the Director Designation Agreement between the Company and the Silver Lake Stockholder (as defined and described above).
We believe Mr. Adams is well qualified to serve as a member of our Board because of his extensive leadership and management experience working in private equity across portfolio companies and his experience advising the boards of technology companies as a director.

Jeffrey Parks joined the Vacasa Holdings board of managers in October 2017, has served as a member of our Board since December 2021, and currently serves as our Chairperson. Mr. Parks is a co-founder and Managing Partner of Riverwood Capital, a private equity firm. Prior to co‐founding Riverwood Capital in 2008, Mr. Parks served as an investment executive with KKR & Co. LLP, a private equity firm, as an investment professional at Oaktree Capital Management, and as an investment banker at UBS. Mr. Parks has served on the board of directors of many public and privately held companies, including ForgeRock, Inc. from April 2020 to August 2023, and Nutanix, Inc. from 2013 to 2020. Mr. Parks holds dual B.A. degrees in Economics and Mathematics from Pomona College, where he currently serves on the Board of Trustees. Mr. Parks serves on our Board as a designee in accordance with the Director Designation Agreement between the Company and the Riverwood Stockholder (as defined and described above).

We believe Mr. Parks is well qualified to serve as a member of our Board because of his extensive corporate governance and business leadership experience with technology companies, including as a director and private equity investor.

Chris Terrill joined the Vacasa Holdings board of managers in October 2020 and has served as a member of our Board since December 3, 2021. Mr. Terrill served as Co-Chairman of Z-Work Acquisition Corp., a technology company, from February 2021 to December 2023. Prior to joining Z-Work, Mr. Terrill served as Chief Executive Officer of Angi Inc., an online services provider, from October 2017 to November 2018, and as Chief Executive Officer of HomeAdvisor from May 2011 to November 2018. Mr. Terrill currently serves on the board of directors of Anywhere Real Estate Inc. (formerly known as Realogy Holdings Corp.), a residential real estate company, since July 2016, and Yelp Inc., an online platform, since March 2022. He also served on the board of directors of Porch Group, Inc., a consumer data company, from January 2021 to March 2022, and Terminix Global Holdings Inc., a pest control company, from July 2021 to October 2022. Mr. Terrill holds a B.S. in Advertising from the University of Texas at Austin and an M.B.A. from the University of Houston.

We believe Mr. Terrill is well qualified to serve as a member of our Board because of his extensive experience leading and advising technology-driven public companies.

Director Nominee Biographies

Our Board expects that each of the director nominees will be able to serve as a director. In the event a director nominee resigns or otherwise becomes unwilling or unable to serve after the mailing of the Notice, but before the Annual Meeting, our intention would be to make a public announcement of such resignation and either reduce the size of our Board or appoint a substitute nominee in accordance with our Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”). If we reduce the size of our Board, this would reduce the number of nominees to be elected at the Annual Meeting. Votes received in respect of such director would not be counted in such circumstances. In the event that we instead propose to elect a substitute nominee at the Annual Meeting to fill any such vacancy, it is intended that the shares represented by the proxy will be voted for such substitute nominee.

Class III Directors who are Nominated for Election

Ryan Bone joined the Vacasa Holdings board of managers in May 2020 and has served as a member of our Board since December 2021. Mr. Bone is a Director of Silver Lake, a global technology investment firm, which he joined in 2013. Prior to joining Silver Lake, Mr. Bone worked in the Technology, Media and Telecommunications Investment Banking Group at Goldman Sachs. Mr. Bone holds a B.A. in Economics from Amherst College. Mr. Bone serves on our Board as a designee in accordance with the Director Designation Agreement between the Company and the Silver Lake Stockholder (as defined and described above).

We believe Mr. Bone is well qualified to serve as a member of our Board because of his extensive leadership and management experience working in private equity across portfolio companies and his experience advising technology companies.

Chad Cohen joined the Vacasa Holdings board of managers in October 2020 and has served as a member of our Board since December 2021. Mr. Cohen previously served as Chief Financial Officer and Chief Operating Officer of Capella Space, a satellite-based earth observation company, from November 2022 to January 2024, the Chief Financial Officer of Adaptive Biotechnologies Corp., a publicly traded immune-driven medicine company, from August 2015 through February 2022 and as Chief Financial Officer of Zillow Group, a publicly traded real estate marketplace company, from March 2011 to August 2015. Mr. Cohen previously served on the board of directors of Trupanion, Inc., a publicly traded pet insurance company, from December 2015 to July 2019. Mr. Cohen holds a B.S.B.A. in Management with a concentration in Accounting from Boston University.

We believe Mr. Cohen is well qualified to serve as a member of our Board because of his experience with public companies, both as an executive officer and as a director and because of his financial expertise.

Benjamin Levin joined the Vacasa Holdings board of managers in 2016 and has served as a member of our Board since December 2021. Mr. Levin founded and currently serves as Chief Executive Officer of Level Equity Management, LLC. Prior to founding Level Equity, Mr. Levin served as Managing Director at Insight Venture Partners. Mr. Levin holds an A.B. in Government from Harvard University. Mr. Levin serves on our Board as a designee in accordance with the Director Designation Agreement between the Company and the Level Equity Stockholder (as defined and described above).

We believe Mr. Levin is well qualified to serve as a member of our Board because of his extensive experience in the private equity and venture capital industry and his financial, business and leadership experience.

Vote Required for Approval

Proposal 1 requires the plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.

Corporate Governance

Our Board of Directors

Our Board currently consists of nine directors. As set forth in our Certificate of Incorporation, the Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal.

Our Certificate of Incorporation provides that the authorized number of directors may be changed from time to time by the Board of Directors. Our Certificate of Incorporation provides that vacancies and newly created directorships shall be filled by the affirmative vote of the remaining directors then in office, even if less than a quorum of the Board, and that any director so chosen shall hold office until the next election of the class of directors in which such director is included and until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation or removal.

Board Leadership Structure

Our Board currently believes that we and our stockholders are best served by a Board leadership structure in which the roles of the Chairperson of the Board and the Chief Executive Officer are held by different individuals, and that there should be a Lead Independent Director if the Chairperson is not independent. Our Board reviews its leadership structure periodically to determine whether it continues to best serve us and our stockholders. Currently, Mr. Greyber serves as our Chief Executive Officer and Mr. Parks serves as our Chairperson of the Board. Our Board believes that separation of these roles reinforces the independence of the Board from management, enables the Chief Executive Officer to be responsible for setting our general strategic direction, allows the Chairperson (or the Lead Independent Director, as applicable) to provide strong independent leadership, creates an environment that encourages objective oversight of management’s performance and our risk management practices, and enhances the effectiveness of the Board as a whole.

Director Independence

Our Board annually reviews the independence of our directors and nominees and considers whether any such individual has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our Board has determined that each of Joerg Adams, Ryan Bone, Chad Cohen, Benjamin Levin, Barbara Messing, Jeffrey Parks, Karl Peterson and Chris Terrill, representing eight of our nine directors, qualifies as “independent” under the Nasdaq rules. In making these determinations, our Board reviewed and discussed information provided by the directors regarding each person's business and personal activities and relationships as they may relate to us and our management, and transactions and relationships between the Company and an entity where a director or nominee serves as a director, executive officer, managing director and/or is the beneficial owner, directly or indirectly, of such entity, including that Joerg Adams, Ryan Bone, Benjamin Levin and Jeffrey Parks are each affiliated with one of our significant stockholders, and that employees of Silver Lake provided consulting services, on an arms-length basis, to the Company during the fiscal year ended December 31, 2023. There are no family relationships among any of our directors or executive officers.

Board Skills and Diversity

The following assumes that all director nominees in this proxy statement are elected to our Board.

Our Directors' Experience

6	Executive Leadership
8	Business Development & Strategy/Financing
8	Financial Expertise/Accounting
7	Hospitality/Travel & Consumer Focus
7	Risk Management & Oversight
6	Product Development
5	Cybersecurity & Privacy
7	Public Company, Investor Relations & Corporate Governance
6	Regulatory Expertise/Public Policy
9	Human Resource, Executive Compensation, & Talent Management
6	International Operations & Global Business

Gender Diversity

11% Female

Board Tenure and Age*

4.4 Years
average tenure

49 Years Old
average age

*As of April 8, 2024

Board Diversity Matrix

Total Number of Directors: 9	As of April 8, 2024
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	8
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	8
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which operate under a written charter that is available on our website at www.investors.vacasa.com. Our Board also maintains a Strategy and Finance Committee, which meets on an ad hoc basis to support the Board in executing its long and short term strategic goals. In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board in its oversight of (i) the integrity of financial statements, (ii) compliance with legal and regulatory requirements, (iii) our risk management program, (iv) the performance of our independent auditor and (v) the design and implementation of our internal audit function and internal controls. The Audit Committee is responsible for, among other things:

•appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services;
•discussing with our independent auditor any audit issues or difficulties in connection with the preparation of the financial statements and management’s response;
•pre-approving all audit and non-audit services provided by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;
•discussing and overseeing our policies with respect to risk assessment and risk management, including cybersecurity, data protection, safety, and major financial risk exposures and the steps management has taken to monitor and control such exposures; and
•establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee consists of Chad Cohen (Chair), Karl Peterson and Chris Terrill. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq rules and Rule 10A-3 of the Exchange Act applicable to serving on an audit committee. Our Board has also determined that each member of the Audit Committee meets the financial literacy requirements of the Nasdaq rules and that each of Chad Cohen, Karl Peterson and Chris Terrill qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

Our Compensation Committee oversees our policies, plans and benefits programs. The Compensation Committee is responsible for, among other things:

•reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;
•reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;
•reviewing and making recommendations to our Board regarding director compensation;
•reviewing and approving or making recommendations to our Board regarding incentive compensation and equity-based plans, policies and programs;
•overseeing Company programs and policies regarding talent management (including retention, development, and training) and diversity and inclusion;
•reviewing and adopting, or recommending to the Board for adoption, and overseeing and administering the Company’s compliance with, any Company clawback or compensation recovery policy; and
•appointing and overseeing any compensation consultants.

Our Compensation Committee consists of Ryan Bone (Chair), Benjamin Levin, and Barbara Messing. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq rules for purposes of serving on the compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors. The Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board;
•recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

•overseeing the evaluation of the Board and management;
•overseeing Company policies, programs and strategies related to environmental, sustainability and social matters; and
•developing and recommending to our Board a set of corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of Joerg Adams (Chair), Jeffrey Parks and Karl Peterson. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq rules.

Role of the Board in Risk Oversight

Our Board is responsible for general oversight of risks and regularly reviews information regarding such risks, including credit risks, liquidity risks and operational risks. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The Audit Committee is also responsible for overseeing the management of financial, cybersecurity, data protection and safety risks and other material risks applicable to the Company. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is expected to be regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks. Our Board believes its existing leadership structure supports effective risk oversight by promoting communication between the independent directors and management, including discussions between the Chairperson and CEO.

Attendance by Members of the Board of Directors at Meetings

There were seven meetings of the Board of Directors, nine meetings of the Audit Committee, eight meetings of the Compensation Committee, five meetings of the Nominating and Corporate Governance Committee and three meetings of the Strategy and Finance Committee during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each incumbent director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served on the Board of Directors or such committee.

Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. We do not maintain a formal policy regarding director attendance at the Annual Meeting. All of our directors and director nominees attended the 2023 annual meeting of stockholders.

Executive Sessions

The independent directors meet at least twice a year in executive session. Such meetings are presided over by the Chairperson of the Board (or Lead Independent Director if the Chairperson is not independent) or, in the event the Chairperson is unavailable, by a director selected by a majority of the independent directors present.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company.

Our Code of Business Conduct and Ethics applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website rather than by filing a Current Report on Form 8-K.

You can access our Corporate Governance Guidelines and our Code of Business Conduct and Ethics at www.investors.vacasa.com, or by writing to Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209.

Compensation Committee Matters

Compensation Consultants

In connection with its determinations regarding executive compensation, our Compensation Committee generally receives information and recommendations from our Chief Executive Officer and Chief Financial Officer (other than with respect to themselves), as well as the compensation consultant engaged by our Compensation Committee. Our Compensation Committee may delegate authority to executive officers to administer compensation and benefits plans.

Our Compensation Committee has sole authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel. The Compensation Committee utilizes Compensia, Inc. (“Compensia”) as its compensation consultant to assist in determining appropriate executive compensation and reviewing and analyzing proposed compensation programs for executive officers. Compensia assists our Compensation Committee in developing appropriate incentive plans for our executives, provides our Compensation Committee with research, analyses, advice and ongoing recommendations regarding material executive compensation decisions, and reviews compensation proposals of management. Compensia reports directly to our Compensation Committee and does not provide any non-compensation-related services to us. After review and consultation with Compensia, the Compensation Committee determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia pursuant to applicable SEC and Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

During all or a portion of 2023, the members of our Compensation Committee were Joerg Adams, Ryan Bone, Chad Cohen, Benjamin Levin, and Barbara Messing, none of whom was, during fiscal year 2023, an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the Compensation Committee during 2023 are described under “Certain Relationships and Related Person Transactions” on page 42.

During 2023, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Candidates

Other than as set forth in the Director Designation Agreements, the Nominating and Corporate Governance Committee is primarily responsible for identifying qualified director candidates for election to the Board and filling vacancies on the Board. See “Background” for a discussion regarding designation rights set forth in the Director Designation Agreements.

To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Chad Cohen was initially recommended to serve on our Board by members of the Board. Ryan Bone and Benjamin Levin were initially recommended to serve on our Board by the Silver Lake Stockholders and Level Equity Stockholders, respectively, in accordance with the Stockholders Agreement.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

The Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; gender identification or identification as an underrepresented minority or as LGBTQ+; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors or any specified individual director may do so by directing such correspondence to Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209, who will forward the communication to the appropriate person or persons.

Anti-Hedging Policy

We maintain an Insider Trading Compliance Policy that prohibits our directors, executive officers and other employees from purchasing on margin with respect to Company securities. In addition, our policies prohibit directors, executive officers and other employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge (or offset), or are designed to hedge or offset, any decrease in the market value of Company equity securities.

Director Compensation
Non-Employee Director Compensation Program

On an annual basis, the Compensation Committee reviews our non-employee director compensation, with input from Compensia, its independent compensation consultant, regarding market practice and the competitiveness of our non-employee director compensation. Our Board approves any changes to our non-employee director compensation, taking into consideration the recommendations of the Compensation Committee and based on its own review.

Our Non-Employee Director Compensation Program (the “Director Compensation Program”) provides our non-employee directors with fixed annual cash retainer fees as well as long-term equity compensation awards for their service on the Board. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chair service.

Under the Director Compensation Program, each non-employee director receives an annual cash retainer of $50,000, and any non-executive chairperson will receive an additional annual cash retainer of $40,000. The members of the following committees receive additional annual cash retainers in the amounts set forth below, depending on whether the member serves as chair of the committee:

Committee	Member	Chair
Audit Committee	$12,500	$25,000
Compensation Committee	$10,000	$20,000
Nominating and Corporate Governance Committee	$5,000	$10,000

No additional retainer is paid for service on the Strategy and Finance Committee. All annual cash retainers are paid quarterly in arrears following the end of the applicable quarter (and prorated for partial service during a quarter).

Each non-employee director may elect to receive all or part of his or her annual cash retainer in the form of RSUs under the Vacasa, Inc. 2021 Incentive Award Plan (the “2021 Plan”). Elections to convert all or part of the annual cash retainer into RSUs must generally be made on or before December 31 of the year before the year in which the annual cash retainer is scheduled to be paid, or such earlier deadline as established by our Board or its Compensation Committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into RSUs, provided that the election is made before the date the individual becomes a non-employee director. RSUs granted in lieu of all or a portion of the annual cash retainer are issued fully vested on the date of grant, and the number of RSUs is calculated by dividing (a) the amount of the annual retainer that would have otherwise been paid by (b) the average closing trading price of our Class A Common Stock over the 90 consecutive trading days ending with the trading day immediately preceding the grant date. In addition, to the extent permitted by the Board or its Compensation Committee, the Director Compensation Program provides that non-employee directors may elect to defer the settlement of RSUs granted to them.

Upon a non-employee director’s initial appointment or election to our Board, the director will automatically be granted an award of a number of RSUs calculated by dividing (a) $320,000 by (b) the average closing trading price of our Class A Common Stock over the 90 consecutive trading days ending with the trading day immediately preceding the grant date (the “Initial Grant”). The Initial Grant will vest as to one-third of the RSUs on each anniversary of the grant date, subject to continued service through each applicable vesting date.

Additionally, on the date of each annual stockholders meeting, each non-employee director who will continue to serve immediately following the meeting will be automatically granted an award of a number of RSUs calculated by dividing (a) $150,000 by (b) the average closing trading price of our Class A Common Stock over the 90 consecutive trading days ending with the trading day immediately preceding the grant date (the “Annual Grant”). However, if a non-employee director is otherwise eligible for an Annual Grant as of the date of an annual meeting but has been serving on the Board for less than four months as of the date of such annual meeting, then the number of RSUs subject to the Annual Grant will be prorated by multiplying the number of RSUs that would otherwise be subject to the Annual Grant by a fraction, the numerator of which is the number of days from the date of the non-employee director’s appointment or election through the date of such annual meeting, and the denominator of which is 365. Each Annual Grant will vest on the earlier of (i) the first anniversary of the grant date, or (ii) immediately before our next annual stockholders meeting following the grant date, subject to continued service through the applicable vesting date.

In April 2023, the Board elected to determine the number of shares subject to director RSU awards using the 90 consecutive trading days ending with the trading day immediately preceding the grant date, instead of 20 consecutive trading days, to more closely align with the way in which employee grants are awarded. In addition, in March 2024, the Board approved reducing the amount of non-employee director annual equity awards from $200,000 to $150,000 to align more closely with market practice. The foregoing summary of the Director Compensation Program reflects both of these changes.

2023 Director Compensation Table

The following table sets forth all of the compensation earned by our non-employee directors during 2023. All share amounts and stock price targets in the following discussion take into account the 1-for-20 reverse stock split of the Company’s Class A common stock that occurred on October 2, 2023.

Name	Fees Earned or Paid in Cash	Stock Awards(1),(2)	All Other Compensation	Total
Joerg Adams	$61,778	$120,684	—	$182,462
Ryan Bone	$68,667	$120,684	—	$189,351
Eric Breon(3)	$19,643	$0	—	$19,643
Chad Cohen	$76,778	$120,684	—	$197,462
Rachel Gonzalez(4)	$76,305	$193,091	—	$269,396
Benjamin Levin	$62,667	$120,684	—	$183,351
Barbara Messing	$60,000	$120,684	—	$180,684
Jeffrey Parks	$95,000	$120,684	—	$215,684
Karl Peterson	$67,500	$120,684	—	$188,184
Chris Terrill(5)	$62,500	$120,684	—	$183,184
Kimberly White(6)	$30,357	$193,091	—	$223,448

(1)    Amounts represent the aggregate grant date fair value of RSU awards, calculated in accordance with ASC Topic 718. The ASC Topic 718 grant date fair value of the RSUs was determined based on the closing price of our Class A Common Stock on the grant date.
(2)    Other than with respect to Mses. Gonzalez and White and Mr. Terrill, amounts shown reflect the value of an Annual Grant of 8,547 RSUs made to each director pursuant to our Director Compensation Program. Mses. Gonzalez and White received an Initial Grant of 13,675 RSUs in connection with their election to the Board on May 23, 2023.
(3)    Eric Breon served as a director through May 23, 2023, the date of the Company’s 2023 Annual Meeting, at which Mr. Breon did not stand for reelection.
(4)    Ms. Gonzalez was elected to the Board on May 23, 2023, prior to which time she served as a Board observer from September 26, 2022 through her election. Ms. Gonzalez resigned from the Board on February 15, 2024.

(5)    Mr. Terrill elected to receive his annual cash retainer in the form of fully vested RSUs during fiscal year 2023, and the amount shown for Mr. Terrill reflects the amount of the cash retainer foregone by him. Mr. Terrill received 4,734 fully vested RSUs in fiscal year 2023 in lieu of his annual cash retainer payments.
(6)    Ms. White was elected to the Board on May 23, 2023, after being nominated to serve pursuant to the EB Stockholder Director Designation Agreement. Ms. White resigned from the Board on March 5, 2024 in accordance with the termination of the EB Stockholder Director Designation Agreement.

As of December 31, 2023, our non-employee directors held the following outstanding and unvested Vacasa Employee Holdings LLC common units and RSUs under the 2021 Plan:

Name	Unvested Common Units Outstanding at Year-End(1)	Unvested RSUs Outstanding at Year-End
Joerg Adams	—	8,547
Ryan Bone	—	8,547
Chad Cohen	1,699	8,547
Rachel Gonzalez(2)	—	13,675
Benjamin Levin	—	8,547
Barbara Messing	—	9,211
Jeffrey Parks	—	8,547
Karl Peterson	—	8,547
Chris Terrill	1,699	8,547
Kimberly White(3)	—	13,675

(1)     Reflects outstanding and unvested Employee Holdings LLC common units into which originally granted employee equity units converted in the Business Combination.
(2)     Ms. Gonzalez resigned from the Board on February 15, 2024.
(3)     Ms. White resigned from the Board on March 5, 2024 in accordance with the termination of the EB Stockholder Director Designation Agreement.

Proposal 2

RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Our Audit Committee has re-appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board and the Audit Committee believe that the continued retention of KPMG LLP is in the best interests of the Company and our stockholders. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event the stockholders do not ratify the appointment, the Audit Committee will consider this factor when making any determination regarding KPMG LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees and Services

The following table summarizes the fees billed to us by KPMG LLP for each of the last two fiscal years for audit and other services (in thousands):

	Year Ended December 31,

Fee Category	2023	2022
Audit Fees(1)	$1,737	$2,129
Audit-Related Fees	—	—
Tax Fees(2)	—	134
All Other Fees	—	—
Total Fees	$1,737	$2,263

(1)     Consists of fees incurred for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, issuances of consents, and similar matters. This category also includes fees for services incurred in connection with auditing various impairment charges and other nonrecurring transactions.
(2)     Consists of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, including assistance with tax compliance reporting requirements and taxing authority audits, value-added tax compliance, and mergers and acquisitions tax compliance. These services also include tax advice and tax planning on international, federal, and state tax matters.

Policy Regarding the Pre-Approval of Services

Our Audit Committee charter requires that the Audit Committee pre-approves all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (specific pre-approval) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (general pre-approval). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All fees described above were approved by the Audit Committee before services were rendered.

Vote Required for Approval

Proposal 2 requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).

Audit Committee Report

The Audit Committee has reviewed the audited consolidated financial statements of Vacasa, Inc. (the “Company”) for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Audit Committee:

Chad Cohen (Chair)
Karl Peterson
Chris Terrill

Proposal 3

APPROVAL TO AMEND THE VACASA, INC. 2021 INCENTIVE AWARD PLAN

Background and Summary

All share amounts in the following discussion take into account the 1-for-20 reverse stock split of the Company’s Class A common stock that occurred on October 2, 2023.

On March 7, 2024, based on the recommendation of our Compensation Committee, our Board adopted, subject to stockholder approval, an amendment to the Vacasa, Inc. 2021 Incentive Award Plan, as amended and restated on May 23, 2023 (the “2021 Plan”) to increase the number of shares of our Class A Common Stock authorized for issuance under the 2021 Plan by 3,500,000 shares (the “Amendment”).

If stockholders do not approve the Amendment, we expect there will be an insufficient number of shares available to make meaningful equity-based compensation awards to our executives, other employees, consultants and directors in fiscal year 2024 and in the future. This would negatively impact our ability to deliver competitive levels of compensation and to effectively align employee and stockholder interests. Accordingly, we are proposing the Amendment to ensure the Company has a sufficient reserve of shares available to attract, retain and motivate selected employees, consultants and directors who are essential to the Company’s long-term growth and success.

As at March 25, 2024, there were 1,122,367 shares remaining available for issuance under the 2021 Plan.

The Board believes that the Amendment is in the best interests of our stockholders and the Company and recommends that our stockholders vote to approve the Amendment.

Shares Available and Outstanding Awards Under the 2021 Plan

Before giving effect to the Amendment, the total number of shares of our Class A Common Stock authorized for issuance under the 2021 Plan equaled the sum of (i) 1,624,449 shares of our Class A Common Stock, (ii) any shares of our Class A Common Stock that are subject to outstanding awards under the TurnKey Vacations, Inc. 2014 Equity Incentive Plan and the Vacasa, Inc. 2016 Equity Compensation Incentive Plan (together, the “Prior Plans”) that become available for issuance under the 2021 Plan, and (iii) an annual increase on the first day of each fiscal year beginning in 2024 and ending in 2033, equal to the lesser of (A) 3% of the shares of our Class A Common Stock outstanding (determined on an as-converted basis, taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of our Class A Common Stock) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of our Class A Common Stock as determined by our Board or Compensation Committee (pursuant to which an additional 662,134 shares of our Class A Common Stock became available for issuance under the 2021 Plan effective January 1, 2024); provided, however, that no more than 1,250,000 shares of our Class A Common Stock may be issued upon the exercise of incentive stock options (“ISOs”).
Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2021 Plan as of March 25, 2024.

Shares subject to outstanding RSUs	717,469
Shares subject to outstanding PSUs (with the number of shares calculated assuming “maximum” performance)	250,454
Shares available for issuance pursuant to future awards	1,122,367

The closing price of our Class A Common Stock on March 25, 2024 was $7.24 per share.

Background on and Rationale for Share Request

We are asking stockholders to approve the Amendment to increase the number of shares available for issuance under the 2021 Plan by 3,500,000 shares to ensure we can continue to provide equity grants to our executives, employees and non-employee directors once the current share reserve is exhausted. We compete with a variety of businesses for talent, and equity compensation is an integral part of employee compensation. We believe that a comprehensive equity compensation program is necessary to attract and retain the talented employees and non-employee directors we need to sustain and grow our business. We believe that meaningful equity awards not only attract and retain talented employees but also better align their interests with those of our stockholders.

Since the adoption of the 2021 Plan, we have made regular equity awards under the 2021 Plan in support of our business goals, including the award of PSUs to our executives to better align their interests with those of our stockholders, by making the vesting of such awards contingent upon the attainment of certain specified stock price objectives during the applicable performance period.

Without increasing the number of shares available for issuance under the 2021 Plan, once the current reserve of shares is exhausted, we will not be able to continue to offer competitive levels of equity compensation to attract and retain qualified personnel to support our business. As a result of the limited number of shares currently available for issuance under the 2021 Plan, the Compensation Committee has decided to defer the 2024 annual equity grant cycle for all employees, including executives, until after the Annual Meeting and pending the outcome of the stockholder vote on this proposal. If the Amendment is approved by stockholders, the Compensation Committee will then determine the terms and amounts of any annual equity awards for 2024. If the Amendment is not approved by stockholders, the Company may need to make significant changes to its compensation practices that would limit its ability to provide competitive compensation. Changes may include increased use of cash awards which, in addition to impacting our ability to attract, motivate and retain highly qualified personnel for positions of substantial responsibility with the Company, may negatively impact the business by reducing the cash available to reinvest into the business.

In its determination to approve the Amendment, our Compensation Committee and our Board considered the following:

•In 2023, we granted equity awards representing a total of approximately 974,949 shares under the 2021 Plan. This level of equity awards represents a burn rate of approximately 4.4% for the year. We calculated our equity burn rate by dividing the number of shares subject to equity awards granted during the year (without adjusting for forfeitures) by the number of shares outstanding at the end of the year.
•Following the Amendment, we expect the share authorization under the 2021 Plan to provide us with enough shares for awards for at least two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2021 Plan could last for a shorter or longer time.

In light of the factors described above, and that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board has determined that the increased share authorization under the 2021 Plan is reasonable and appropriate at this time.

No other provisions of the 2021 Plan will be changed by this proposed Amendment.

Summary of the 2021 Plan as amended by the Amendment

A summary of the principal provisions of the 2021 Plan, as amended by the Amendment, is set forth below. This summary is qualified by reference to the full text of the 2021 Plan as amended by the Amendment, which is attached as Appendix A to this proxy statement.

Eligibility and Administration

Persons eligible to participate in the 2021 Plan include members of our Board (currently comprised of eight non-employee directors), and approximately 6,373 employees (including three executive officers) of the Company and its subsidiaries, in each case, as determined by the administrator. Consultants are not eligible to receive equity awards under the Company’s existing grant guidelines.

The Compensation Committee administers the 2021 Plan. The 2021 Plan provides that the Board or Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the Company to a committee consisting of one or more members of our Board or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full Board.

Subject to the terms and conditions of the 2021 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2021 Plan. Our Board may at any time remove the Compensation Committee as the administrator and revest in itself the authority to administer the 2021 Plan. The full Board will administer the 2021 Plan with respect to awards to non-employee directors.

Shares Available for Awards

If our stockholders approve the Amendment, the number of shares of our Class A Common Stock authorized for issuance under the 2021 Plan will equal the sum of (i) 5,124,449 shares of our Class A Common Stock, (ii) the number of shares of our Class A Common Stock represented by awards outstanding under the Prior Plans that become available for issuance under the 2021 Plan, and (iii) an annual increase on the first day of each fiscal year beginning in 2024 and ending in 2033, equal to the lesser of (A) 3% of the shares of our Class A Common Stock outstanding (determined on an as-converted basis, taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of our Class A Common Stock) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of our Class A Common Stock as determined by our Board or Compensation Committee (pursuant to which an additional 662,134 shares of our Class A Common Stock became available for issuance under the 2021 Plan effective January 1, 2024); provided, however, that no more than 1,250,000 shares of our Class A Common Stock may be issued upon the exercise of ISOs.

The following counting provisions will be in effect for the share reserve under the 2021 Plan:

•to the extent that an award under the 2021 Plan or a Prior Plan terminates, expires or lapses or is converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2021 Plan;
•to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2021 Plan or a Prior Plan, such tendered or withheld shares will be available for future grants under the 2021 Plan;
•to the extent shares subject to SARs under the 2021 Plan or a Prior Plan are not issued in connection with the stock settlement of SARs on exercise thereof, such shares will be available for future grants under the 2021 Plan;
•the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Plan; and
•to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2021 Plan.

The 2021 Plan also provides that the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to a cash-based award to any individual for services as a non-employee director during any calendar year may not exceed $1,500,000.

Types of Awards

The 2021 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, performance bonus awards, PSUs, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•Nonqualified Stock Options (“NSOs”) provide for the right to purchase shares of our Class A Common Stock at a specified price that may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.
•Incentive Stock Options will be designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Class A Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price must be at least 110% of the fair market value of a share of our Class A Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.
•Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, dividends will not be released until restrictions are removed or expire.
•Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.
•Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Class A Common Stock over a set exercise price. The exercise price of any SAR granted under the 2021 Plan must be at least 100% of the fair market value of a share of our Class A Common Stock on the date of grant. SARs under the 2021 Plan will be settled in cash or shares of our Class A Common Stock, or in a combination of both, at the election of the administrator.
•Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.
•Other Stock or Cash Based Awards are awards of cash, fully vested shares of our Class A Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Class A Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance and/or other conditions.
•Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our Class A Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and at such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited, or (ii) be accumulated and subject to vesting to the same extent as the related award.

Amendment and Termination of Plan

Our Board may terminate, amend or suspend the 2021 Plan at any time and from time to time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). No amendments to outstanding awards that materially and adversely affect a participant’s rights under the award may be made without participant consent, except in connection with certain transactions (such as equity restructurings, corporate transactions, or a change in control) or to preserve the intended tax treatment of the participant’s award. Notwithstanding the foregoing, the administrator has the authority to amend any outstanding option or SAR to reduce its exercise price per share or cancel any option or SAR in exchange for cash or another award, in each case, without shareholder approval.

No ISOs may be granted pursuant to the 2021 Plan after the 10th anniversary of the date our Board approved the 2021 Plan, and no additional annual share increases to the 2021 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2021 Plan will remain in force according to the terms of the 2021 Plan and the applicable award agreement.

Certain Transactions

In the event of any stock dividend or other distribution, stock split, reverse stock or unit split, reorganization, combination or exchange of shares, merger, consolidation, split-up, spin-off, recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of our Class A Common Stock or the share price of our Class A Common Stock that would require adjustments to the 2021 Plan or any awards under the 2021 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to: (i) the aggregate number and type of shares subject to the 2021 Plan; (ii) the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and (iii) the grant or exercise price per share of any outstanding awards under the 2021 Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2021 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•Nonqualified Stock Options. If a participant is granted an NSO under the 2021 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in our Class A Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Class A Common Stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

•Incentive Stock Options. A participant should not recognize taxable income upon grant or exercise of an ISO. However, the excess of the fair market value of the shares of our Class A Common Stock received upon exercise over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs, and the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or if less, the amount realized in the disposition over the exercise price), with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
•Other Awards. The current federal income tax consequences of other awards authorized under the 2021 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election, in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); and RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.
•Limitation on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.
•Section 409A of the Code. Certain types of awards under the 2021 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2021 Plan and awards granted under the 2021 Plan are generally intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

New Plan Benefits

Other than with respect to annual grants of RSUs to our non-employee directors that will be made on the date of the Annual Meeting (reflected in the table below), all future awards under the 2021 Plan (assuming the Amendment is approved by our stockholders) are subject to the discretion of the administrator, and, therefore, it is not possible to determine the benefits that will be received in the future by other participants in the 2021 Plan. Therefore, the table below provides information only for our non-employee directors.

Name and Position	Dollar Value ($)	Number of Shares (#)
Named executive officers
Robert Greyber, Chief Executive Officer	—	—
Bruce Schuman, Chief Financial Officer	—	—
John Banczak, Former Chief Operations Officer	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	1,200,000(1)	(2)
All employees who are not executive officers as a group	—	—

(1)     In accordance with our Director Compensation Program, each non-employee director who will continue to serve as a non-employee director immediately following the Annual Meeting will automatically be granted an award of RSUs on the date of our Annual Meeting, with the number of RSUs determined by dividing (i) $150,000 by (ii) the average closing trading price of our Class A Common Stock over the 90 consecutive trading days ending with the trading day immediately preceding the grant date.
(2)     The aggregate number of shares to be granted to non-employee directors is not included in the table above because the number of shares subject to their RSU awards will depend on the 90 trading day average closing price of our Class A Common Stock as of the trading day immediately before the grant date, as described in footnote 1 above.

Historical Grants Under the 2021 Plan

The following table provides summary information regarding the number of shares of our Class A Common Stock subject to awards granted under the 2021 Plan to certain persons since the 2021 Plan’s initial effective date through March 25, 2024.

Name and Position	Number of Shares Underlying RSUs (#)	Number of Shares Underlying PSUs (#)(1)
Named executive officers
Robert Greyber, Chief Executive Officer	129,635	151,955
Bruce Schuman, Chief Financial Officer	32,576	32,576
John Banczak, Former Chief Operations Officer	23,908	21,208
All current executive officers as a group	186,119	205,739
All current directors and director nominees who are not executive officers as a group	88,694	—
Current directors or director nominees who are not executive officers
Joerg Adams	10,246	—
Ryan Bone	10,246	—
Chad Cohen	10,246	—
Benjamin Levin	10,246	—
Barbara Messing	12,238	—
Jeffrey Parks	10,246	—
Karl Peterson	10,246	—
Chris Terrill	14,980	—
Each associate of any such executive officer, director or director nominee	—	—
Each other person who received or is to receive 5% of awards under the plan	—	—
All employees who are not executive officers as a group	958,792	124,313
(1)     For any PSUs, the number of shares is calculated assuming “maximum” performance.

Vote Required for Approval

Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).

Executive Officers

The following sets forth information regarding the executive officers of the Company. Biographical information pertaining to Mr. Greyber, who is both an executive officer and a director of the Company, can be found in the section titled “Proposal 1—Election of Directors.”

Bruce Schuman has served as our Chief Financial Officer since June 2023. He previously served as Executive Vice President and Chief Financial Officer of Kiavi, Inc. from June 2021 to December 2022. Prior to his time at Kiavi, Mr. Schuman spent over 27 years at Intel Corporation where he served as Vice President and Chief Financial Officer of Intel Capital from March 2020 to June 2021, Vice President and Chief Financial Officer of the Server CPU and Memory Group from May 2019 to March 2020 and Vice President and Chief Financial Officer of the Enterprise and Government Group from January 2017 to May 2019. Mr. Schuman received a BBA in Finance from New Mexico State University.

Executive Compensation Matters

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2023 Summary Compensation Table” below. In 2023, our “named executive officers” and their positions were as follows:

Named Executive Officer	Title	Age(1)
Robert Greyber	Chief Executive Officer	54
Bruce Schuman(2)	Chief Financial Officer	53
John Banczak(3)	Former Chief Operating Officer	55

(1)    As of April 8, 2024.
(2)    Mr. Schuman began serving as Chief Financial Officer on June 1, 2023.
(3)    Mr. Banczak served as the Chief Operating Officer from October 2022 until his employment with the Company ended on March 31, 2024.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the filing of this proxy statement may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

All share amounts and stock price targets in the following discussion take into account the 1-for-20 reverse stock split of the Company’s Class A common stock that occurred on October 2, 2023.

2023 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Robert Greyber	2023	600,000	390,000	1,636,120	—	8,367	2,634,487
Chief Executive Officer	2022	182,308	—	13,193,856	—	8,308	13,384,472

Bruce Schuman(3)	2023	248,462	75,863	619,270	—	30	943,624
Chief Financial Officer

John Banczak(4)	2023	500,000	162,500	728,634	—	5,252	1,396,386
Former Chief Operating Officer

(1)    For 2022 and 2023, the amounts represent the aggregate grant date fair value of the restricted stock units (“RSUs”) and performance stock units (“PSUs”) awarded to our named executive officers, calculated in accordance with ASC Topic 718. The ASC Topic 718 grant date fair value of the RSUs was determined based on the closing price of our Class A Common Stock on the grant date. The ASC Topic 718 grant date fair value of PSUs was determined as of the grant date using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and a risk-free interest rate derived from Treasury Constant Maturities yield rates for the period; accordingly, the maximum grant date fair values of PSUs were the same as their target grant date fair values shown in the table. Based on the Monte-Carlo simulation method, the grant date fair value of the PSUs granted in 2023 was $691,928 for Mr. Greyber, $128,675 for Mr. Schuman, and $227,464 for Mr. Banczak. Additional information on equity-based awards is included in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)    Amounts shown reflect company matching contributions under our 401(k) plan.
(3)    Mr. Schuman commenced employment with the Company on June 1, 2023.
(4)    Mr. Banczak served as the Company’s Chief Operating Officer from October 14, 2022 until March 31, 2024. He will continue to serve as an advisor to the Company through September 30, 2024.

Elements of Our Executive Compensation Program

2023 Base Salaries

The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The base salaries of our named executive officers are reviewed from time to time and adjusted when our Compensation Committee determines an adjustment is appropriate.

In fiscal year 2023, Mr. Greyber’s annual base salary was $600,000, Mr. Schuman’s annual base salary was $425,000, and Mr. Banczak’s annual base salary was $500,000.

2023 Bonuses

We maintain an annual bonus plan that is designed to motivate and reward our executives, including our named executive officers, for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual base salary. Following the end of each year, our Compensation Committee determines the bonuses for our executives, including our named executive officers, based on company performance against pre-established objectives, and retains discretion to allow for individual adjustments, based on such factors as it deems appropriate.

The bonus targets for our named executive officers for 2023, expressed as a percentage of their respective base salaries, were 100% for Mr. Greyber and 50% for Messrs. Schuman and Banczak.

Our corporate performance objectives for 2023 included achievement of certain adjusted EBITDA targets established by the Compensation Committee in February of 2023. In June 2023, the Company’s management presented a revised financial forecast for the year, including with respect to EBITDA targets. In February 2024, the Compensation Committee determined that our corporate goals for the year were achieved at 46.2% based on the original goals set in February 2023, and 62.8% based on the revised goals set in June 2023. The Compensation Committee decided to award 2023 bonuses to our named executive officers based on achievement for the year against the revised June 2023 goals, and bonuses were paid to our named executive officers in the amounts set forth above in the 2023 Summary Compensation Table in the column entitled “Bonus.”

2023 Equity Grants

A key component of an executive officer’s compensation is long-term equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating shareholder value.

Our equity awards generally take the form of time-based RSU awards, and PSUs that vest based on the achievement of stock price targets over a specified performance period and service-based vesting conditions. Each RSU and PSU represents the right to be issued one share of our Class A Common Stock upon vesting.

In February 2023, we granted Mr. Greyber a refresh award of 33,482 RSUs and a refresh award of 55,802 PSUs.

•The award of RSUs vests as to as to 1/12th of the total RSUs on each quarterly anniversary of February 20, 2023, subject to continued service through the applicable vesting date.
•The award of PSUs vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 1/12th of such PSUs in equal installments on each quarterly anniversary of February 20, 2023, subject to Mr. Greyber’s continued service with the Company. The performance-based condition will be satisfied in three equal tranches upon the achievement of stock price targets ($70.00, $100.00, and $130.00), which are achieved when the trailing 20 trading day average closing trading price of a share of our Class A Common Stock equals or exceeds a stock price target within the three-year period starting from February 20, 2023. Except in limited circumstances, Mr. Greyber must continue in service on each date a stock price target is met for the corresponding tranche to satisfy the performance-based condition. Any PSUs that have not satisfied the performance-based condition as of February 20, 2026 will be forfeited. In the event of a change in control of the Company, any then-unmet stock price target may be achieved based on the price per share to be paid to Company stockholders in connection with the change in control transaction.

In connection with the commencement of his employment, in June 2023, we granted Mr. Schuman an award of 32,576 RSUs and an award of 32,576 PSUs.

•The award of RSUs vests as to 25% of the total RSUs on June 1, 2024, and as to 1/16th of the total RSUs on each quarterly anniversary thereafter beginning on September 1, 2024, subject to continued service through the applicable vesting date.
•The award of PSUs vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 25% of the total PSUs on June 1, 2024 and as to an additional 1/16th of such PSUs in equal quarterly installments thereafter, subject to Mr. Schuman’s continued service with the Company. The performance-based condition will be satisfied in four equal tranches upon the achievement of stock price targets ($70.00, $100.00, $130.00, and $160.00), which are achieved when the trailing 45 trading day average closing trading price of a share of our Class A Common Stock equals or exceeds a stock price target within the four-year period starting from June 1, 2023. Except in limited circumstances, Mr. Schuman must continue in service on each date a stock price target is met for the corresponding tranche to satisfy the performance-based condition. Any PSUs that have not satisfied the performance-based condition as of June 1, 2027 will be forfeited. In the event of a change in control of the

Company, any then-unmet stock price target may be achieved based on the price per share to be paid to Company stockholders in connection with the change in control transaction.

In connection with his appointment as Chief Operating Officer of the Company, in February 2023, we granted Mr. Banczak an award of 17,772 RSUs and an award of 17,771 PSUs.

•The award of RSUs vests as to 25% of the total RSUs on February 20, 2024, and as to 1/16th of the total RSUs on each quarterly anniversary thereafter beginning on May 20, 2024, subject to continued service through the applicable vesting date.
•The award of PSUs vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 25% of the total PSUs on February 20, 2024 and as to an additional 1/16th of such PSUs in equal quarterly installments thereafter, subject to Mr. Banczak’s continued service with the Company. The performance-based condition will be satisfied in four equal tranches upon the achievement of stock price targets ($70.00, $100.00, $130.00, and $160.00), which are achieved when the trailing 45 trading day average closing trading price of a share of our Class A Common Stock equals or exceeds a stock price target within the four-year period starting from February 20, 2023. Except in limited circumstances, Mr. Banczak must continue in service on each date a stock price target is met for the corresponding tranche to satisfy the performance-based condition. Any PSUs that have not satisfied the performance-based condition as of February 20, 2027 will be forfeited. In the event of a change in control of the Company, any then-unmet stock price target may be achieved based on the price per share to be paid to Company stockholders in connection with the change in control transaction.

Other Elements of Compensation

Retirement Savings, Employee Stock Purchase Plan and Health and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We currently match contributions made by 401(k) participants equal to 100% of the elective deferrals up to 6% of a participant’s annual eligible compensation. Participants are 100% vested at all times in the value of their contributions and any Company 401(k) matching contributions. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

All of our full-time employees, including our named executive officers, are generally eligible to participate in our employee stock purchase plan and health and welfare plans sponsored by us. These health and welfare plans generally include medical, dental and vision benefits; short-term and long-term disability insurance; and life and accidental death and dismemberment insurance, but may be modified by the Company at any time.

Perquisites and Other Personal Benefits

We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. We did not provide any material perquisites or personal benefits to our named executive officers not otherwise made available to our other employees in 2023.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table summarizes the number of outstanding equity awards held by each named executive officer as of December 31, 2023.

			Option Awards					Stock Awards
Name	Award	Vesting Start Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Robert Greyber	RSUs(2)	9/6/2022	—	—	—	—	—	66,105	542,061	—	—
	PSUs(3)	9/6/2022	—	—	—	—	—	—	—	96,153	788,455
	RSUs(4)	2/20/2023	—	—	—	—	—	25,110	205,902	—	—
	PSUs(5)	2/20/2023	—	—	—	—	—	—	—	55,802	457,576
Bruce Schuman	RSUs(2)	6/1/2023	—	—	—	—	—	32,576	267,123	—	—
	PSUs(6)	6/1/2023	—	—	—	—	—	—	—	32,576	267,123
John Banczak	Options(7)	11/1/2019	17,171	—	—	22.60	11/5/2029	—	—	—	—
	Options(8)	3/31/2020	609	42	—	21.40	6/21/2030	—	—	—	—
	RSUs(9)	3/1/2022	—	—	—	—	—	2,899	23,772	—	—
	PSUs(10)	3/1/2022	—	—	—	—	—	—	—	3,437	28,183
	RSUs(2)	2/20/2023	—	—	—	—	—	17,772	145,730	—	—
	PSUs(11)	2/20/2023	—	—	—	—	—	—	—	17,771	145,722

(1)     Amounts are calculated by multiplying the number of shares or units shown in the table by $8.20, which was the closing price of our Class A Common Stock on December 29, 2023, the last trading day of our fiscal year.
(2)     The award vests as to 25% of the total RSUs on the first anniversary of the grant date, and as to 1/16th of the total RSUs on each quarterly anniversary thereafter, subject to continued service through the applicable vesting date.
(3)     The award vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 1/16th of the total PSUs on each quarterly anniversary of the vesting start date, subject to continued service through the applicable date. The performance-based condition will be satisfied in four tranches (as to

16%, 16%, 32%, and 36% of the total PSUs) upon the achievement of certain increasing stock price targets within the seven-year period beginning on the vesting start date. Except in limited circumstances, Mr. Greyber must continue in service on each date a stock price target is met for the corresponding tranche to satisfy the performance-based condition. Any portion of the award that has not been earned by September 6, 2029 will be forfeited.
(4)    The award vests as to 1/12th of the total number of RSUs on each quarterly anniversary of the vesting start date, subject to continued service through the applicable vesting date.
(5)    The award vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 1/12th of the total PSUs on each quarterly anniversary of the vesting start date, subject to continued service through the applicable date. The performance-based condition will be satisfied in three equal tranches upon the achievement of certain increasing stock price targets within the three-year period beginning on the vesting start date. Any portion of the award that has not been earned by February 20, 2026 will be forfeited.
(6)    The award vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 25% of the total PSUs on the first anniversary of the vesting start date, and as to 1/16th of the total PSUs on each quarterly anniversary of such date thereafter, subject to continued service through the applicable date. The performance-based condition will be satisfied in four equal tranches upon the achievement of certain increasing stock price targets within the four-year period beginning on the vesting start date. Any portion of the award that has not been earned by June 1, 2027 will be forfeited.
(7)    The award was fully vested as of December 31, 2023.
(8)    The award vested and became exercisable with respect to 609 of the underlying shares on December 31, 2023, and will vest and become exercisable with respect to the remaining shares in three equal monthly installments thereafter, subject to continued service through the applicable date.
(9)    The award vests as to 1/16th of the total number of RSUs on each quarterly anniversary of the vesting start date, subject to continued service through the applicable vesting date.
(10)    The award vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 1/16th of the total PSUs on each quarterly anniversary of the vesting start date, subject to continued service through the applicable date. The performance-based condition will be satisfied in four equal tranches upon the achievement of certain increasing stock price targets within the four-year period beginning on the vesting start date. Any portion of the award that has not been earned by March 1, 2026 will be forfeited.
(11)    The award vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 25% of the total PSUs on the first anniversary of the vesting start date, and as to 1/16th of the total PSUs on each quarterly anniversary of such date thereafter, subject to continued service through the applicable date. The performance-based condition will be satisfied in four equal tranches upon the achievement of certain increasing stock price targets within the four-year period beginning on the vesting start date. Any portion of the award that has not been earned by February 20, 2027 will be forfeited.

Executive Compensation Arrangements

Offer Letters

We have entered into offer letters with each of our named executive officers. The offer letters generally provide for at-will employment and set forth the executive’s base salary, target annual bonus opportunity, initial equity grant (if applicable), eligibility for refresh equity awards (if applicable), and eligibility to participate in our employee benefit plans.

Change in Control and Retention Agreements

We have entered into change in control and retention agreements with each of Mr. Greyber and Mr. Schuman (each, a “CIC Agreement”).

Under Mr. Greyber’s CIC Agreement, if Mr. Greyber’s employment with us is terminated by us without cause (as defined in the CIC Agreement) or if he resigns for good reason (as defined below), he will be eligible to receive the following: (i) a lump sum payment equal to the sum of (a) 12 months’ salary, (b) his target annual bonus for the year in which the termination occurs, (c) a prorated target annual bonus for the year in which the termination occurs, and (d) any earned but unpaid bonus for the year before the termination; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; and (iii) if such termination occurs within the period beginning three months before a change in control of the Company and ending on the date following the change in control on which all equity awards that were held by Mr. Greyber immediately before the change in control that vest solely based on continued service over time would become fully vested assuming service continues (such period, the “CIC Period”), 100% vesting acceleration for all equity awards that vest solely based on continued service over time (including, for this purpose, the portion of any equity award with performance-based vesting conditions for which the performance condition has already been met, such that the portion of the award remains eligible to vest solely based on continued service over time) (the “Vesting Acceleration”). Additionally, if Mr. Greyber’s employment with the Company terminates due to his death or disability during the CIC Period, he will be eligible for the Vesting Acceleration.

Under Mr. Schuman’s CIC Agreement, if his employment with us is terminated by us without cause (as defined in the CIC Agreement) or he resigns for good reason (as defined below), he will be eligible to receive the following: (i) a lump sum payment equal to 12 months’ salary; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; and (iii) if the termination date occurs within the period beginning three months before and ending 12 months after a Change in Control (as defined in the CIC Agreement), full vesting acceleration for all outstanding equity awards that vest solely based on continued service over time (including for this purpose the portion of any equity award with performance-based vesting conditions for which the performance condition has already been met such that such portion of the award vests solely based on continued service over time).

Under Messrs. Greyber’s and Schuman’s respective CIC Agreements, “good reason” generally means any of the following that occurs without his written consent: (a) a material reduction in his annual base salary or, with respect to Mr. Greyber, target bonus; (b) a material reduction in his title (with respect to Mr. Greyber only), authority, duties or responsibilities, provided that a reduction in title (with respect to Mr. Greyber only), authority, duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute a material reduction, and with respect to Mr. Schuman, such material reduction will not be deemed to occur if he is provided with a comparable position (i.e., a position of equal or greater organizational level, authority, duties and responsibilities); (c) a change by more than 60 miles in the geographic location of his principal place of work; or (d) for Mr. Greyber, any material breach of the CIC Agreement. A resignation will not be for good reason unless the executive first provides the Company (or its successor or affiliate, as applicable) with written notice within 90 days following the initial existence of the acts or omissions constituting the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice, during which such grounds have not been cured, and the executive resigns his employment within 90 days following the end of the cure period.

The foregoing payments and benefits are subject to each executive’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

Banczak Transition Agreement

In connection with Mr. Banczak’s separation from employment with the Company on March 31, 2024, we entered into a transition agreement with him on February 23, 2024. The transition agreement provides that if Mr. Banczak remained employed with us until his planned separation date of March 31, 2024, then in exchange for Mr. Banczak executing a general release of claims in favor of the Company and in order to ensure an orderly transition of his responsibilities, Mr. Banczak will provide transition consulting services on an as-requested and as-needed basis during the period commencing on April 1, 2024 and ending on September 30, 2024, or an earlier date in certain circumstances (the “Consulting Period”). During the Consulting Period, we will provide Mr. Banczak with the following: (i) a monthly retainer of $41,666, which shall be prorated for any partial month of consulting services during the Consulting Period; and (ii) reimbursement for the cost of a portion of healthcare continuation coverage during the Consulting Period, with such portion limited to the amount the Company would have otherwise contributed toward Mr. Banczak’s group health insurance as an active employee.

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2023, with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. Our 2021 Plan and our 2021 Nonqualified Employee Stock Purchase Plan (the "ESPP") are our only equity plans available for the grant of new equity awards.

All share amounts in the following discussion take into account the 1-for-20 reverse stock split of the Company’s Class A common stock that occurred on October 2, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	1,020,936(2)	—	680,871(3)(4)(5)
Equity compensation plans not approved by security holders (6)	125,244(7)	—	—
Totals	1,146,180	—	680,871

(1)    Consists of the 2021 Plan and the ESPP.
(2)    Amount includes 770,482 outstanding RSUs and 250,454 outstanding PSUs under the 2021 Plan and excludes any rights to purchase shares under the ESPP.
(3)    Amount includes 422,013 shares of Class A Common Stock available for future issuance under the 2021 Plan and 258,858 shares of Class A Common Stock available for future issuance under the ESPP (of which no shares will be issued with respect to the ESPP purchase period that was in effect as of December 31, 2023, because such purchase period was terminated in March 2024 without the purchase of any shares thereunder).
(4)    The number of shares of Class A Common Stock reserved for issuance pursuant to awards under the 2021 Plan increases on the first day of each fiscal year beginning in 2024 and ending in 2033, by an amount equal to the least of (A) 3% of the shares of Class A Common Stock outstanding on the last day of the immediately preceding fiscal year (determined on an as-converted basis taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of Class A Common Stock) and (B) such smaller number of shares as determined by our board of directors or the compensation committee. Pursuant to the foregoing provision, on January 1, 2024, the number of shares reserved for issuance increased by 662,134 shares.
(5)     The number of shares of Class A Common Stock reserved for issuance pursuant to awards under the ESPP increases on the first day of each fiscal year beginning in 2024 and ending in 2033, by an amount equal to the least of (A) 1% of the shares of Class A Common Stock outstanding on the last day of the immediately preceding fiscal year (determined on an as-converted basis taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of Class A Common Stock) and (B) such smaller number of shares as determined by our board of directors or the compensation committee. Pursuant to the foregoing provision, on January 1, 2024, the number of shares reserved for issuance increased by 220,711 shares.
(6)     Table does not include: (i) 156,516 shares of Class A Common Stock subject to outstanding options under the TurnKey Vacations, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) with a weighted average exercise price of $20.76, which we assumed in connection with the Business Combination; and (ii) 0 shares of Class A Common Stock subject to outstanding stock appreciation rights under the Vacasa, Inc. 2016 Equity Compensation Incentive Plan (the “2016 Plan”) with a weighted average exercise price of $61.54, which we assumed in connection with the Business Combination. The number of shares subject to the aforementioned stock appreciation rights (i.e., 0 shares) was determined based on the number of shares that would be issuable assuming a value of $8.20 per share of Class A Common Stock, which was the closing trading price of our Class A Common Stock as of December 29, 2023, the last trading day of our fiscal year. No new awards will be granted under the 2014 Plan or the 2016 Plan.
(7)    Represents common units of Vacasa Employee Holdings LLC held pursuant to individual agreements that, after vesting, may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common

Stock. Holders of OpCo Units may cause OpCo to acquire all or a portion of their vested OpCo Units, which may be settled for, at our election, shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each OpCo Unit redeemed or an equivalent amount of cash and, in each case, the cancellation of an equal number of shares of such unitholder’s Class B Common Stock. The common units of Vacasa Employee Holdings LLC do not have an exercise price. Prior to the Business Combination, the common units of Vacasa Employee Holdings LLC were “employee equity units” of Vacasa Employee Holdings LLC that were intended to constitute “profits interests” within the meaning of Internal Revenue Service guidance.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our voting shares as of March 25, 2024 by:

•each person who is known to be the beneficial owner of more than 5% of our voting shares;
•each of our named executive officers, directors and director nominees; and
•all of our executive officers, directors and director nominees as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock appreciation rights, the settlement of RSUs, or the vesting of OpCo Units that remain subject to time-based vesting requirements (and the issuance of an equal number of shares of Class B Common Stock in connection therewith), in each case, within 60 days of March 25, 2024. Shares subject to stock appreciation rights that are currently exercisable or exercisable within 60 days of March 25, 2024, and RSUs or OpCo Units that are currently vested or that will vest within 60 days of March 25, 2024 (and, in the case of such OpCo Units, the shares of Class B Common Stock issued or issuable in connection with such vesting), are considered outstanding and beneficially owned by the person holding such stock appreciation rights, RSUs or OpCo Units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership of shares of our Common Stock is based on 14,241,103 shares of Class A Common Stock and 7,865,553 shares of Class B Common Stock issued and outstanding as of March 25, 2024.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. To our knowledge, none of our shares of Common Stock beneficially owned by any executive officer or director have been pledged as security. Unless otherwise noted, the address for each beneficial owner listed below is c/o Vacasa, Inc., 850 NW 13th Avenue, Portland, Oregon 97209.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned (on a fully exchanged basis)(1)		Combined Voting Power(2)

Name and Address of Beneficial Owner	Number	%	Number	%	%
Holders of more than 5 percent
Silver Lake(3)	3,123,680	21.9%	2,421,251	30.8%	25.1%
Riverwood(4)	1,152,790	8.1%	1,620,202	20.6%	12.5%
Level Equity Management(5)	327,932	2.3%	1,678,034	21.3%	9.1%
Davidson Kempner Capital Management(6)	1,095,737	7.7%	—	—%	5.0%
Adams Street(7)	938,225	6.6%	—	—%	4.2%
Mossytree Inc.(8)	287,505	2.0%	1,867,758	23.7%	9.7%

Directors and Named Executive Officers
Joerg Adams(9)	10,246	*%	—	—%	*%
Ryan Bone(9)	10,246	*%	—	—%	*%
Chad Cohen(10)	10,246	*%	7,309	*%	*%
Benjamin Levin(11)	336,479	2.4%	1,678,034	21.3%	9.1%
Barbara Messing(9)	11,574	*%	—	—%	*%
Jeffrey Parks(9)	10,246	*%	—	—%	*%
Karl Peterson(12)	89,778	*%	—	—%	*%
Chris Terrill(13)	14,980	*%	24,528	*%	*%
Rob Greyber(14)	54,112	*%	—	—%	*%
Bruce Schuman	—	—%	—	—%	—%
John Banczak(15)	219,803	1.5%	—	—%	1.0%
All directors, director nominees and executive officers of Vacasa, Inc. as a group (11 individuals)(16)	767,710	5.4%	1,709,871	21.7%	11.2%

* Less than one percent

(1)     OpCo Unitholders (other than Vacasa, Inc.) will have the right, pursuant to the OpCo LLC Agreement, to cause OpCo to acquire all or a portion of their vested OpCo Units, which may be settled for, at our election, shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each OpCo Unit redeemed (subject to conversion rate adjustments for stock splits, stock dividends and reclassification) or an equivalent amount of cash and, in each case, the cancellation of an equal number of shares of such OpCo Unitholder’s Class B Common Stock. For purposes of the table above, beneficial ownership of OpCo Units has been reflected as beneficial ownership of the shares of Class B Common Stock for which such OpCo Units may be exchanged.
(2)    Represents the percentage of voting power of Class A Common Stock and Class B Common Stock voting as a single class. Each share of Class A Common Stock and each share of Class B Common Stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. Holders of Class A Common Stock and Class B Common Stock will vote as a single class on all matters except as required by law or by our Certificate of Incorporation.
(3)     Based on a Schedule 13G filed with the SEC on February 9, 2024. Class A Common Stock beneficially owned by Silver Lake is comprised of (i) 3,101,156 shares of Class A Common Stock held by SLP V Venice Feeder I, L.P., and (ii) 22,524 shares of Class A Common Stock held by SLP Venice Holdings, L.P. and up to 2,421,251 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. Does not include 3,398 shares of Class A Common Stock and 17,094 shares of Class A Common Stock underlying restricted stock units awarded to Joerg Adams and Ryan Bone, which are held for the benefit of Silver Lake Technology Management, L.L.C., certain of its affiliates and certain of the funds they manage. The general partner of SLP Venice Holdings, L.P. is SLP V Aggregator GP, LLC. Silver Lake Technology Associates V, L.P. is the managing member of SLP V Aggregator GP, LLC and the general partner of SLP V Venice Feeder I, L.P. The general partner of Silver Lake Technology Associates V, L.P. is SLTA V (GP), L.L.C. The managing member of SLTA V (GP), L.L.C. is Silver Lake Group, L.L.C. The managing members of Silver Lake Group, L.L.C. are Egon Durban, Kenneth Hao, Gregory Mondre and Joseph Osnoss. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.
(4)     Based on a Schedule 13G filed with the SEC on February 9, 2024. Class A Common Stock beneficially owned consists of (i) 825,103 shares of Class A Common Stock held by RW Industrious Blocker L.P., (ii) 6,787 shares of Class A Common Stock held by RW Vacasa AIV L.P. and up to 729,622 shares of Class A Common Stock that may be issued on a one- for-one basis in exchange for OpCo Units held by such entity, (iii) 3,766 shares of Class A Common Stock held by Riverwood Capital Partners II (Parallel-B) L.P. and up to 404,825 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (iv) 34,784 shares of Class A Common Stock held by RCP III (A) Blocker Feeder L.P., (v) 277,833 shares of Class A Common Stock held by RCP III Blocker Feeder L.P., (vi) 2,199 shares of Class A Common Stock held by RCP III Vacasa AIV L.P. and up to 236,481 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (vii) 669 shares of Class A Common Stock held by RCP III (A) Vacasa AIV L.P. and up to 71,938 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by RCP III (A) Vacasa AIV L.P., and (viii) 1,649 shares of Class A Common Stock held by Riverwood Capital Partners III (Parallel-B) L.P. and up to 177,336 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. The general partner of RW Industrious Blocker L.P., RW Vacasa AIV L.P. and Riverwood Capital Partners II (Parallel-B) L.P. (collectively, “Riverwood Capital II”) is Riverwood Capital II L.P. The general partner of Riverwood Capital II L.P. is Riverwood Capital GP II Ltd. Riverwood Capital II L.P. and Riverwood Capital GP II Ltd. may be deemed to have voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital II. All investment decisions with respect to the shares held by Riverwood Capital II are made by a majority vote of an investment committee, comprised of several members. All voting decisions over the shares held by Riverwood Capital II are made by a majority vote of Riverwood Capital GP II Ltd.’s multiple shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital II. The general partner of RCP III (A) Blocker Feeder L.P., RCP III Blocker Feeder L.P., RCP III Vacasa AIV L.P., RCP III (A) Vacasa AIV L.P., and Riverwood Capital Partners III (Parallel-B) L.P. (collectively, “Riverwood Capital III”) is Riverwood Capital III L.P. The general partner of Riverwood Capital III L.P. is Riverwood Capital GP III Ltd. Riverwood Capital III L.P. and Riverwood Capital GP III Ltd. may be deemed to have voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital III. All investment decisions with respect to the shares held by Riverwood Capital III are made by a majority vote of an investment committee, comprised of several members. All voting decisions over the shares held by Riverwood Capital III are made by a majority vote of Riverwood Capital GP III Ltd.’s multiple shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital III. The shareholders and investment committee members of Riverwood Capital GP II Ltd. and Riverwood Capital GP III Ltd. disclaim beneficial ownership of all shares held by Riverwood Capital II and Riverwood Capital III, respectively, for the purposes of Sections 13(d) and 13(g) of the Act. The address for each of the entities referenced above is c/o Riverwood Capital, 70 Willow Road, Suite 100, Menlo Park, California 94025.
(5)     Based on a Schedule 13G filed with the SEC on February 9, 2024. Class A Common Stock beneficially owned consists of (i) 45,089 shares of Class A Common Stock held by Level Equity Opportunities Fund 2015, L.P. and up to 326,144 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (ii) 43,439 shares of Class A Common Stock held by Level Equity Opportunities Fund 2018, L.P. and up to 271,521 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (iii) 227,656 shares of Class A Common Stock held by LEGP II AIV(B), L.P., (iv) 2,183 shares of Class A Common Stock held by LEGP I VCS, LLC and up to 234,667 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (v) 5,695 shares of Class A Common Stock LEGP II VCS, LLC and up to 612,241 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, and (vi) 2,171 shares of Class A Common Stock held by Level Equity — VCS Investors, LLC and up to 233,461 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity and (vii) 1,699 Class A Common stock held by Level Equity Associates II, LLC. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for- one basis in respect of the OpCo Units referred to in the preceding sentence. The general partner of each of Level Equity Opportunities Fund 2015, L.P. and LEGP II AIV(B), L.P. is Level Equity Partners II (GP), L.P. The general partner of Level Equity Partners II (GP), L.P. is Level Equity Associates II, LLC. The general partner of Level Equity Opportunities Fund 2018, L.P. is Level Equity Partners

IV (GP), L.P. The general partner of Level Equity Partners IV (GP), L.P. is Level Equity Associates IV, LLC. The sole member of LEGP I VCS, LLC is Level Equity Growth Partners I, L.P. The general partner of Level Equity Growth Partners I, L.P. is Level Equity Partners (GP), LLC. The managing member of Level Equity Partners (GP), LLC is Level Equity Professionals, L.P. The general partner of Level Equity Professionals, L.P. is Level Equity Associates, LLC. The sole member of LEGP II VCS, LLC is LEGP II AIV(NB), L.P. The general partner of LEGP II AIV(NB), L.P. is Level Equity Partners II (GP), L.P. The general partner of Level Equity Partners II (GP), L.P. is Level Equity Associates II, LLC. The sole manager of Level Equity — VCS Investors, LLC is Level Equity Management, LLC. The managing members of each of Level Equity Associates, LLC, Level Equity Associates II, LLC, Level Equity Associates IV, LLC and Level Equity Management, LLC is Ben Levin. The address for each of the entities referenced above is c/o 140 East 45th Floor, New York, New York 10017.
(6)     Based on a Schedule 13G filed with the SEC on March 12, 2024. Consists of 555 shares of Class A Common Stock held by M.H. Davidson & Co., (“CO”), 71,559 shares of Class A Common Stock held by Davidson Kempner Opportunistic Credit LP (“DKOPPC”) and 1,023,623 DKOF VI Trading Subsidiary LP (“DKOF VI”). Davidson Kempner Capital Management LP (“DKCM”) acts as investment manager to each of CO, DKOPPC and DKOF VI. The managing members of DKCM are Anthony A. Yoseloff, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons. Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities held by CO, DKOPPC and DKOF VI.
(7)    Based on a Schedule 13G filed with the SEC on February 14, 2024. Consists of 92,178 shares of Class A Common Stock held by Adams Street 2013 Direct Fund LP (“AS 2013”), 125,378 shares of Class A Common Stock held by Adams Street 2014 Direct Fund LP (“AS 2014”), 96,242 shares of Class A Common Stock held by Adams Street 2015 Direct Venture/Growth Fund LP (“AS 2015”), 93,356 shares of Class A Common Stock held by Adams Street 2016 Direct Venture/Growth Fund LP (“AS 2016”), 83,849 shares of Class A Common Stock held by Adams Street 2017 Direct Venture/Growth Fund LP (“AS 2017”), 11,793 shares of Class A Common Stock held by Adams Street 2019 Direct Growth Equity Fund LP (“AS 2019”), 12,606 shares of Class A Common Stock held by Adams Street 2020 Direct Growth Equity Fund LP (“AS 2020”), 13,826 shares of Class A Common Stock held by Adams Street 2021 Direct Growth Equity Fund LP (“AS 2021”), 21,553 shares of Class A Common Stock held by Adams Street 2022 Direct Growth Equity Fund LP (“AS 2022”), 335,392 shares of Class A Common Stock held by Adams Street Venture/Growth Fund VI LP (“AS VG VI”) and 52,052 shares of Class A Common Stock held by Adams Street Growth Equity Fund VII LP (“AS GE VII”). Adams Street Partners, LLC is the managing member of the general partner of each of AS 2013, AS 2014, AS 2015, AS 2016, AS 2017, AS 2019, AS 2020, AS 2021, AS VG VI and AS GE VII (collectively, the “Funds”) and, as a result, may be deemed to beneficially own the shares held by the Funds. Thomas S. Bremner, Jeffrey T. Diehl, Brian Dudley, Elisha P. Gould, Robin Murray and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the Funds. Adams Street Partners, LLC and Thomas S. Bremner, Jeffrey T. Diehl, Brian Dudley, Elisha P. Gould, Robin Murray and Fred Wang disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. The address for each entity referenced above is 1 North Wacker Drive, Suite 2700, Chicago, IL 60606.
(8)     Based on a Schedule 13G filed with the SEC on January 23, 2024 and Form 4 filings jointly filed with Eric Breon on February 14, 2024 and February 20, 2024. Class A Common Stock beneficially owned consists of 287,505 shares of Class A Common Stock held by Mossytree Inc. and up to 1,867,758 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. Eric Breon is the President of Mossytree Inc. The address for Mossytree Inc. is 201 SW Dogwood, White Salmon, WA 98672.
(9)     Class A Common Stock beneficially owned includes 8,547 RSUs that will vest by May 24, 2024.
(10)    Class A Common Stock beneficially owned consists of (i) shares that may be issued on a one-for-one basis in exchange for OpCo Units (6,969 of which are vested, and 340 of which will vest by May 24, 2024) and (ii) 8,547 restricted stock units that will vest by May 24, 2024. Class B Common Stock beneficially owned includes 340 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. The OpCo Units and shares of Class B Common Stock described in this footnote are (or, in the case of the Class B Common Stock issuable upon the vesting of unvested OpCo Units, will be) directly held by Vacasa Employee Holdings LLC (Vacasa Employee Holdings). Mr. Cohen holds membership interests in Vacasa Employee Holdings which, subject to the satisfaction of time-based vesting requirements to which the corresponding OpCo Units are subject, may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.
(11)     Class A Common Stock and Class B Common Stock beneficially owned consist of securities directly held by Level Equity Management, which Mr. Levin may be deemed to beneficially own. See footnote (5) above. Class A Common Stock beneficially owned also includes 8,547 restricted stock units held by Mr. Levin that will vest by May 24, 2024.
(12)    A portion of these shares are held through a personal investment vehicle. Class A Common Stock beneficially owned includes 8,547 RSUs that will vest by May 24, 2024.
(13)     Class A Common Stock beneficially owned consists of (i) shares that may be issued on a one-for-one basis in exchange for OpCo Units (6,969 of which are vested, and 340 of which will vest by May 24, 2024) and (ii) 8,547 restricted stock units that will vest by May 24, 2024. Class B Common Stock beneficially owned includes 340 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. Other than 17,219 OpCo Units and shares of Class B Common Stock directly held by Mr. Terrill, the remaining OpCo Units and shares of Class B Common Stock described in this footnote are (or, in the case of the Class B Common Stock issuable upon the vesting of unvested OpCo Units, will be) directly held by Vacasa Employee Holdings. Mr. Terrill holds membership interests in Vacasa Employee Holdings which, subject to the satisfaction of the time-based vesting requirements to which the corresponding OpCo Units are subject, may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.

(14)     Includes 2,790 restricted stock units that will vest by May 24, 2024.
(15)    Includes 17,822 shares underlying options that are currently exercisable or will become exercisable prior to May 24, 2024.
(16)     Class A Common Stock beneficially owned includes (i) 71,166 shares underlying RSUs that will vest prior to May 24, 2024, (ii) 17,822 shares underlying options that are currently exercisable or will become exercisable prior to May 24, 2024, and (iii) 14,618 shares issuable on a one-for-one basis in exchange for OpCo Units (13,938 of which are vested, and 680 of which will vest by May 24, 2024). Class B Common Stock beneficially owned includes 680 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is in the ordinary course, on terms comparable to those that could be obtained on terms no less favorable than in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction. It is our policy that no director participate in approval of a related person transaction as to which he or she is a related person or otherwise has an interest.

Other Transactions

Over the last several years, Vacasa Holdings has entered into homeowner property management agreements with Eric Breon, a former member of our Board, and John Banczak, our former Chief Operating Officer, to manage certain of their respective vacation rental properties. The aggregate rental income earned by each individual pursuant to these agreements for the year ended December 31, 2023 was, for Mr. Breon, approximately $1.3 million, and for Mr. Banczak, approximately $124,000.

During 2020, the Company entered into an agreement with Silver Lake Technology Management, LLC (“Silver Lake Technology Management”), an affiliate of Silver Lake Group, L.L.C., a beneficial owner of the Company, under which the Company will reimburse Silver Lake Technology Management for certain services performed on behalf of the Company. During 2023, services performed under this agreement totaled approximately $131,000.

Stockholders Agreement and Director Designation Agreements

See “Corporate Governance — Our Board of Directors” for a discussion regarding designation rights of certain of our stockholders set forth in the Director Designation Agreements.

In addition, the Stockholders Agreement provided for certain coordination of sales and distributions of our shares until June 6, 2023.

Registration Rights Agreement

Upon consummation of the Business Combination, we entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with TPG Sponsor, TPG Pace and certain existing equity holders of Vacasa Holdings (the “Vacasa Holders” and, together with Vacasa, Inc., TPG Sponsor, and TPG Pace, the “RRA Parties”). Under the Registration Rights Agreement, we agreed to use commercially reasonable efforts to file with the SEC a registration statement permitting the offer and resale of our Class A Common Stock held by each RRA Party immediately following the Closing and that they may acquire thereafter, including upon the exercise, conversion, exchange or redemption of any other security therefor, which security is held by such RRA Party immediately following the Closing (the “Registrable Securities”) and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC upon, or as soon as reasonably practicable following the filing thereof. The registration statement for the Registrable Securities has been filed with the SEC and is currently effective. Shares of our Class G Common Stock that are convertible into shares of our Class A Common Stock upon certain triggering events will not constitute Registrable Securities unless and until such shares have converted into shares of our Class A Common Stock. Vacasa, Inc. will also provide certain RRA Parties with certain customary demand registration rights, subject to the lock-up restrictions set forth in the Registration Rights Agreement. Under the Registration Rights Agreement, the RRA Parties will also have “piggyback” registration rights that allow them to include their Registrable Securities in certain registrations initiated by us. Subject to customary exceptions, RRA

Parties will also have the right to request one or more underwritten offerings of Registrable Securities if the total offering price of the shares to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $75,000,000. If the sale of registered securities under a registration statement would require disclosure of certain material information not otherwise required to be disclosed, we may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder.

Tax Receivable Agreement

As a result of the transactions undertaken as part of the Business Combination, Vacasa, Inc. owns interests in OpCo previously owned by the Blockers and acquired certain tax attributes of the Blockers. The holders of OpCo Units (“OpCo Unitholders”) (other than Vacasa, Inc.) may cause their OpCo Units to be redeemed pursuant to the redemption rights (the “Redemption Rights”) under the Fourth Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”) following the Business Combination (which redemption rights will generally result in the receipt by the redeeming holder of shares of our Class A Common Stock or cash in exchange for the applicable OpCo Units). In addition, we acquired OpCo Units for Class A Common Stock from certain OpCo Unitholders in connection with the Business Combination.

The acquisition (or deemed acquisition) of OpCo Units by us in connection with the Business Combination or pursuant to the Redemption Rights is expected to result in adjustments to the tax basis of the assets of OpCo and its subsidiaries, and these adjustments will be allocated solely to us. The anticipated basis adjustments that are allocable to us are expected to increase our U.S. federal income tax depreciation and amortization deductions and may also decrease our gains (or increase our losses) on future dispositions of certain assets. Such increased deductions and losses and reduced gains and the tax attributes acquired from the Blockers may reduce the amount of tax that we would otherwise be required to pay in the future.

Concurrently with the Closing, we entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with the holders of Vacasa Holdings equity (including, for this purpose, the owners of the Blockers with respect to their indirect interest in Vacasa Holdings equity), which we refer to collectively as the “TRA Parties.” The Tax Receivable Agreement generally provides for the payment by us to the TRA Parties of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are considered to have realized applying certain assumptions set forth in the Tax Receivable Agreement) in periods after the Business Combination as a result of: (i) certain existing tax basis of the assets of Vacasa Holdings; (ii) certain increases in tax basis that occur as a result of (A) the Business Combination or (B) exercises of the Redemption Rights as set forth in the OpCo LLC Agreement; (iii) additional basis arising from any payments under the Tax Receivable Agreement; (iv) certain tax attributes of the Blockers acquired in the Business Combination; and (v) tax benefits related to imputed interest deemed to be paid by us as a result of payments under the Tax Receivable Agreement. The rights of the TRA Parties under the Tax Receivable Agreement are generally transferable by the TRA Parties as long as the transferee of such rights has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to the Tax Receivable Agreement.

Payments generally are made under the Tax Receivable Agreement as we realize (or are deemed to realize, on the terms set forth in the Tax Receivable Agreement) tax savings from the tax benefits covered by the Tax Receivable Agreement. However, if the Tax Receivable Agreement terminates early (at our election or due to other circumstances, including our breach of a material obligation thereunder or certain changes of control), we would generally be required to make an immediate payment to each TRA Party equal to the present value of the anticipated future payments to be made to such TRA Party under the Tax Receivable Agreement (based upon certain assumptions and subject to certain adjustments in each case as set forth in the Tax Receivable Agreement). In addition, although we are not aware of any issue that would cause the Internal Revenue Service or other relevant tax authorities to challenge the tax attributes or related tax benefits that we have claimed that are covered under the Tax Receivable Agreement, the applicable TRA Parties will not reimburse Vacasa, Inc. for any payments previously made under the Tax Receivable Agreement if such attributes or benefits are subsequently disallowed. As a result, we could make payments that are greater than our actual cash tax savings, if any, attributable to tax attributes covered by the Tax Receivable Agreement and may not be able to recoup those payments, which could adversely affect our liquidity.

The payment obligations under the Tax Receivable Agreement are our obligations and not obligations of OpCo, and we expect that the payments required to be made under the Tax Receivable Agreement could be substantial. However, estimating the amount and timing of our realization of tax benefits subject to the Tax Receivable Agreement, as well as the payments that may become due under the Tax Receivable Agreement, is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, and the amount and timing of our ability to use any tax attributes covered by the Tax Receivable Agreement are dependent upon significant future events, including, but not limited to, the timing of the redemptions of OpCo Units, the price of our Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of tax basis associated with the OpCo Units of the redeeming holder at the time of the relevant redemption, the depreciation and amortization periods that apply to the tax basis covered by the Tax Receivable Agreement, the amount, character, and timing of taxable income we generate in the future, the timing and amount of any earlier payments that we may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable to us, and the portion of our payments under the Tax Receivable Agreement that constitutes imputed interest or gives rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise.

There may be a negative impact on our liquidity if, as a result of timing discrepancies, acceleration upon a change of control (as defined in the Tax Receivable Agreement) or early termination, or otherwise, (i) the payments under the Tax Receivable Agreement exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or (ii) distributions to us by OpCo are not sufficient to permit us to make payments under the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control that could be in the best interests of holders of Class A Common Stock or reducing the consideration paid in any such transaction to holders of Class A Common Stock. The payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having a continued ownership interest in either OpCo or Vacasa, Inc.

Because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of OpCo to make distributions to us in an amount sufficient to cover our obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of OpCo’s subsidiaries to make distributions to us. The ability of OpCo, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant credit agreements or debt instruments issued by OpCo or its subsidiaries and other entities in which it directly or indirectly holds an equity interest. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will accrue interest until paid (as described in the Tax Receivable Agreement).

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers and expect to do so in the future for any new executive officers and directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our Common Stock to file with the SEC reports of their ownership and changes in their ownership of our Common Stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2023, filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our Common Stock were filed on a timely basis during the year ended December 31, 2023 and through March 25, 2024, other than, due to administrative error, one Form 4 filed by Jeffrey Parks to reflect one transaction that was untimely filed, one Form 4 filed by Karl Peterson to reflect one transaction that was untimely filed, three Forms 4 filed by Chris Terrill for three transactions that were untimely filed (two transactions occurred in 2023 and one transaction occurred in 2024), one Form 4 filed by Robert Greyber to reflect one transaction that was untimely filed, one Form 4 filed by John Banczak to reflect two transactions that was untimely filed, and one Form 4 filed by Tad Larsen to reflect one transaction that was untimely filed.

Questions and Answers About the Annual Meeting and Voting

When and where will the annual meeting be held?

The Annual Meeting will be held on Tuesday, May 21, 2024, at 8:00 a.m. PT, unless postponed or adjourned. The Annual Meeting will be held in a virtual meeting format only. Hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world. You may attend the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/VCSA2024. Please note that there is no in-person location for you to attend.

How do I participate in the Annual Meeting?

Visit www.virtualshareholdermeeting.com/VCSA2024 and enter the 16-digit control number included on your proxy card or any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 7:45 a.m. PT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

Who do I contact for help with technical difficulties accessing the Annual Meeting?

If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on the Annual Meeting site (at www.virtualshareholdermeeting.com/VCSA2024) for assistance. Technical support will be available 15 minutes prior to the start time of the meeting.

Who is entitled to vote?

Only stockholders of record of our Class A Common Stock, par value $0.00001 per share, and/or Class B Common Stock, par value $0.00001 per share (collectively, the “Common Stock”), at the close of business on the record date, March 25, 2024, are entitled to vote at the Annual Meeting. Holders of our Class A Common Stock and our Class B Common Stock are entitled to one vote per share.

What will I be voting on?

1. Election of Directors. Three Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is elected and qualified or until such director’s earlier death, resignation or removal.

2. Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024. The Board is asking stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024.

3. Approval to Amend the Vacasa, Inc. 2021 Incentive Award Plan. The Board is asking its stockholders to approve an amendment of the 2021 Plan to increase the number of shares of our Class A Common Stock authorized for issuance by 3.5 million shares.

How do I vote?

Stockholders of Record: If at the close of business on the record date, March 25, 2024, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. Stockholders of record can vote their shares or submit their proxy in several ways:

•by calling the toll-free telephone number (1-800-690-6903);
•by using the Internet (www.proxyvote.com);
•by completing and signing a proxy card and mailing it in time to be received before the Annual Meeting; or
•during the virtual Annual Meeting by visiting: www.virtualshareholdermeeting.com/VCSA2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or any additional voting instructions that accompanied your proxy materials.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to submit your proxy by telephone or the Internet, please follow the instructions on your proxy card. Additional instructions will be provided on the telephone message and website. Please have your proxy card at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. ET on May 20, 2024.

If you mail us your properly completed and signed proxy card, or submit your proxy by telephone or the Internet, your shares of Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR each of the Board’s nominees for Class III directors (Proposal 1), FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm (Proposal 2), and FOR the approval to amend the 2021 Incentive Award Plan (Proposal 3), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.

Beneficial Owners: If at the close of business on March 25, 2024, your shares were held in “street name” through a bank, broker, or other registered owner or nominee, you will receive instructions on how to have your shares voted from the bank, broker or other registered owner or nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

How many votes do I have?

Each share of Common Stock is entitled to one vote. The shares referred to on your proxy card represent all shares registered in the name(s) shown thereon.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1 - Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3 - Approval to Amend the Vacasa, Inc. 2021 Incentive Award Plan	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention,” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of Proposal 1, or an “abstention,” in the case of Proposals 2 and 3, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the voting on Proposal 1. Abstentions have no effect on the voting on Proposals 2 and 3.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner vote on certain proposals but are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as Proposal 2, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as Proposals 1 and 3. Broker non-votes count for purposes of determining whether a quorum is present. Broker non-votes have no effect on the voting on Proposals 1 and 3.

Can I change my vote?

You may revoke your proxy after you give it and before it is voted by submitting a new proxy by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Chief Legal Officer of the Company or by voting via the Internet during the Annual Meeting by participating in the virtual meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. ET on May 20, 2024 (following the directions on the proxy card). Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Who is soliciting my vote?

The solicitation of proxies is made by our Board for the Annual Meeting.

How do I submit questions for the Annual Meeting?

Log into the online meeting platform at www.virtualshareholdermeeting.com/VCSA2024, type your question into the “Ask a Question” field and click “Submit.”

Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How do I obtain materials for the Annual Meeting?

As permitted by SEC rules, we are making this proxy statement and our annual report available to stockholders electronically via the Internet. On or about April 8, 2024, we began mailing to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. The proxy statement and our 2023 Annual Report are available to you at www.proxyvote.com and may also be accessed on our website at investors.vacasa.com.

This proxy statement and the accompanying proxy card are also first being mailed to stockholders on or about April 8, 2024. In the same package with this proxy material, you should have received a copy of our 2023 Annual Report. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you.

You may reach us at:

Vacasa, Inc.
Attention: Chief Legal Officer
850 NW 13th Avenue
Portland, Oregon 97209

How many shares must be present to hold the Annual Meeting?

The holders of a majority in voting power of the capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. The voting securities of the Company on March 25, 2024 consisted of 14,241,103 shares of Class A Common Stock and 7,865,553 shares of Class B Common Stock. Each share of Common Stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.

How do I review the list of stockholders?

The names of stockholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/VCSA2024 and, for at least 10 days prior to the Annual Meeting, at the Office of the Chief Legal Officer of the Company. Only stockholders who have logged in to the Annual Meeting with a valid control number will be allowed to view the list of stockholders during the Annual Meeting.

What is the Company’s mailing policy when multiple registered stockholders share an address?

The Company is permitted and intends to mail only one annual report and one proxy statement to multiple registered stockholders sharing an address who have consented to the delivery of one set of proxy materials per address or have received prior notice of our intent to do so, as long as the Company has not received contrary instructions from one or more of such stockholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

If you are a stockholder of record, upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to such stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc. (“Broadridge”):

•By Internet: www.proxyvote.com
•By telephone: 1-800-579-1639
•By email: sendmaterial@proxyvote.com

Additionally, stockholders of record who share the same address and receive multiple copies of the Notice can request a single Notice by contacting Broadridge at the address, email address or telephone number above.

Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s proxy materials for stockholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of proxy materials by contacting your bank, broker or other nominee.

Other Matters

The Board is not presently aware of any matters to be conducted at the meeting other than those discussed in this proxy statement. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Stockholder Proposals

Proxy Statement Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Chief Legal Officer at our offices at 850 NW 13th Avenue, Portland, Oregon 97209 in writing not later than December 9, 2024.

Other Proposals and Nominations

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Chief Legal Officer receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than January 21, 2025, and no later than February 20, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Chief Legal Officer. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 21, 2025, then our Chief Legal Officer must receive such written notice not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Proxy Solicitation

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Vacasa’s 2023 Annual Report

Our 2023 Annual Report accompanies this proxy statement. This proxy statement and the 2023 Annual Report are also available at www.proxyvote.com and may also be accessed on the Company’s website at vacasa.investors.com. If requested, we will provide you copies of any exhibits to the 2023 Annual Report upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2023 Annual Report by writing to the Chief Legal Officer, Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE FINANCIAL INFO SECTION OF VACASA’S WEBSITE AT INVESTORS.VACASA.COM. INFORMATION CONTAINED ON OR AVAILABLE THROUGH THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

Appendix A

VACASA, INC.
2021 INCENTIVE AWARD PLAN
(as amended and restated on [May 21], 2024)
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities.
ARTICLE II.
DEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
2.1“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 4.2, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked.
2.2“Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.3“Award” means an Option, Stock Appreciation Right, Restricted Stock award, Restricted Stock Unit award, Performance Bonus Award, Performance Stock Unit award, Dividend Equivalents award or Other Stock or Cash Based Award granted to a Participant under the Plan.
2.4“Award Agreement” means an agreement evidencing an Award, which may be written or electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
2.5“Board” means the Board of Directors of the Company.
2.6“Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, severance or similar agreement, including any Award Agreement, between the Participant and the Company; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, Cause means, with respect to a Participant, the occurrence of any of the following: (a) an act of dishonesty made by the Participant in connection with the Participant’s responsibilities as a Service Provider; (b) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by the Participant that the Administrator reasonably determines has had or will have a material detrimental effect on the reputation or business of the Company or any of its Subsidiaries; (c) the Participant’s gross misconduct; (d) the Participant’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company or any of its Subsidiaries; (e) the Participant’s willful breach of any material obligations under any written agreement or covenant with the Company or any of its Subsidiaries; or (f) the Participant’s continued substantial failure to perform the Participant’s duties as a Service Provider (other than as a result of the Participant’s physical or mental incapacity) after the Participant has received a written demand for performance that specifically sets forth the factual basis for the determination that the Participant has not substantially performed the Participant’s duties and has failed to cure such non-performance to the Administrator’s reasonable satisfaction within 20 business days after receiving such notice. For purposes of this definition, no act or failure to act shall be considered willful unless it is done in bad faith and without reasonable intent that the act or failure to act was in the best interest of the Company or required by law. Any act, or failure to act, based upon authority or instructions given to the Participant pursuant to a direct instruction from the Company’s chief executive officer or based on the advice of counsel for the Company will be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interest of the Company.

2.7“Change in Control” means the occurrence of any of the following events:
(a)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, preferred stock and/or any other class or classes of capital stock of the Company (if any) representing in the aggregate more than 50% of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote;
(b)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets (including a sale of all or substantially all of the assets of Vacasa Holdings); or
(c)    there is consummated a merger or consolidation of the Company with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock, preferred stock and/or any other class or classes of capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Additionally, notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) of this definition with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
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2.8“Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.
2.9“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent permitted by Applicable Law. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
2.10“Common Stock” means the Class A common stock of the Company.
2.11“Company” means Vacasa, Inc., a Delaware corporation, or any successor.
2.12“Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
2.13“Designated Beneficiary” means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate or legal heirs.
2.14“Director” means a Board member.
2.15“Disability” means a permanent and total disability under Section 22(e)(3) of the Code.
2.16“Dividend Equivalents” means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalent shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.
2.17“DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
2.18“Effective Date” has the meaning set forth in Section 11.3.
2.19“Employee” means any employee of the Company or any of its Subsidiaries.
2.20“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders or Vacasa Holdings and its members holding Vacasa Units, such as a stock dividend, unit distribution, stock or Vacasa Unit split (including a reverse stock or unit split), spin-off or recapitalization through a large, nonrecurring cash dividend or distribution, that affects the number or kind of Shares or Vacasa Units (or other Company or Vacasa Holdings securities) or the share price of Common Stock or Vacasa Units (or other Company or Vacasa Holdings securities) and causes a change in the per share value of the Common Stock or Vacasa Units underlying outstanding Awards.
2.21“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.
2.22“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, the value of a Share will be the closing sales price for a Share as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal
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or another source the Administrator deems reliable; (ii) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a Share will be the closing sales price for a Share on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Administrator in its sole discretion.
2.23“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, as determined in accordance with in Section 424(e) and (f) of the Code, respectively.
2.24“Incentive Stock Option” means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Section 422 of the Code.
2.25“Non-Employee Director” means a Director who is not an Employee.
2.26“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.27“Option” means a right granted under Article VI to purchase a specified number of Shares at a specified price per Share during a specified time period. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
2.28“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
2.29“Overall Share Limit” means the sum of (i) 5,124,449 Shares; (ii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Article V; and (iii) an annual increase on the first day of each fiscal year beginning in 2024 and ending in 2033, equal to the lesser of (A) 3% of the Shares outstanding on the last day of the immediately preceding fiscal year (determined on an as-converted basis taking into account all securities convertible into, exercisable, exchangeable or redeemable for Shares, including, without limitation, the Vacasa Units that are redeemable pursuant to the Vacasa Holdings LLCA), and (B) such smaller number of Shares as determined by the Board or the Committee.
2.30“Pace” means TPG Pace Solutions Corp., an exempted company incorporated in the Cayman Islands.
2.31“Participant” means a Service Provider who has been granted an Award.
2.32“Performance Bonus Award” has the meaning set forth in Section 8.3.
2.33“Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.1 and subject to Section 8.2, to receive Shares, the payment of which is contingent upon achieving certain performance goals or other performance-based targets established by the Administrator.
2.34“Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.35“Plan” means this 2021 Incentive Award Plan, as amended.
2.36“Prior Plans” means, collectively, the TurnKey Vacations, Inc. 2014 Equity Incentive Plan and the Vacasa, Inc. 2016 Equity Compensation Incentive Plan, each as amended.
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2.37“Prior Plan Award” means an award outstanding under a Prior Plan as of the Effective Date.
2.38“Restricted Stock” means Shares awarded to a Participant under Article VII, subject to certain vesting conditions and other restrictions.
2.39“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
2.40“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
2.41“Section 409A” means Section 409A of the Code.
2.42“Securities Act” means the Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.
2.43“Service Provider” means an Employee, Consultant or Director.
2.44“Shares” means shares of Common Stock.
2.45“Stock Appreciation Right” or “SAR” means a right granted under Article VI to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.
2.46“Subsidiary” means a corporation, partnership, or any other entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain (including, for clarity, Vacasa Holdings).
2.47“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.48“Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.
2.49“Termination of Service” means:
(a)    As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)    As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences employment or service or remains in service with the Company or any Subsidiary.
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(c)    As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(d)    The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off), even though the Participant may subsequently continue to perform services for that entity.
2.50“Vacasa Holdings” means Vacasa Holdings LLC, a Delaware limited liability company.
2.51“Vacasa Holdings LLCA” means the Fourth Amended and Restated Limited Liability Company Agreement of Vacasa Holdings (as it may be amended from time to time).
2.52“Vacasa Units” means a limited liability company unit of Vacasa Holdings that is redeemable for one Share, pursuant to the Vacasa Holdings LLCA.

ARTICLE III
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein. No Service Provider shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.
ARTICLE IV
ADMINISTRATION AND DELEGATION
4.1    Administration.
(a)    The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan or any Award and make all other determinations that it deems necessary or appropriate to administer the Plan and any Awards. The Administrator (and each member thereof) is entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Administrator’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.
(b)    Without limiting the foregoing, the Administrator has the exclusive power, authority and sole discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Awards to be granted and the number of Shares to which an Award will relate; (iv) subject to the limitations in the Plan, determine the terms and
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conditions of any Award and related Award Agreement, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations, waivers or amendments thereof; (v) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, or other property, or an Award may be canceled, forfeited, or surrendered; and (vi) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

4.2    Delegation of Authority.

To the extent permitted by Applicable Law, the Board or any Committee may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company or any of its Subsidiaries or Directors to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable organizational documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.2 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority. Further, regardless of any delegation, the Board or a Committee may, in its discretion, exercise any and all rights and duties as the Administrator under the Plan delegated thereby, except with respect to Awards that are required to be determined in the sole discretion of the Committee under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
ARTICLE V.
STOCK AVAILABLE FOR AWARDS
5.1    Number of Shares.
Subject to adjustment under Article IX and the terms of this Article V, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Effective Date, the Company ceased granting awards under the Prior Plans; however, Prior Plan Awards remain subject to the terms of the Prior Plans. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
5.2    Share Recycling.
(a)    If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
(b)    In addition, the following Shares shall be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under a Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or any Prior Plan
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Award; and (iii) Shares subject to a Stock Appreciation Right or stock appreciation right granted under a Prior Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right or stock appreciation right on exercise thereof. Notwithstanding the provisions of this Section 5.2(b), no Shares may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.
5.3    Incentive Stock Option Limitations.
Notwithstanding anything to the contrary herein, no more than 1,250,000 Shares (as adjusted to reflect any Equity Restructuring) may be issued pursuant to the exercise of Incentive Stock Options.
5.4    Substitute Awards.
In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, if elected by the Administrator, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards may again become available for Awards under the Plan as provided under Section 5.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors or Consultants prior to such acquisition or combination.
5.5    Non-Employee Director Award Limit.
Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,500,000.
ARTICLE VI.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.1    General.
The Administrator may grant Options or Stock Appreciation Rights to one or more Service Providers, subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the
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Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value on the date of exercise or a combination of the two as the Administrator may determine or provide in the Award Agreement.
6.2    Exercise Price.
The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 6.6, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
6.3    Duration of Options.
Subject to Section 6.6, each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years; provided, further, that, unless otherwise determined by the Administrator or specified in the Award Agreement, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. In addition, in no event shall an Option or Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938 be exercisable earlier than six months after its date of grant. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, commits an act of Cause (as determined by the Administrator), or violates any non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in any such act or violation.
6.4    Exercise.
Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves (which may be written, electronic or telephonic and may contain representations and warranties deemed advisable by the Administrator), signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner specified in Section 6.5 and (b) satisfaction in full of any withholding obligation for Tax-Related Items in a manner specified in Section 10.5. The Administrator may, in its discretion, limit exercise with respect to fractional Shares and require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.
6.5    Payment Upon Exercise.
The Administrator shall determine the methods by which payment of the exercise price of an Option shall be made, including, without limitation:
(a)    Cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;
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(b)    If there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company funds sufficient to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the exercise price by cash, wire transfer of immediately available funds or check; provided that such amount is paid to the Company at such time as may be required by the Company;
(c)    To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value on the date of delivery;
(d)    To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)    To the extent permitted by the Administrator, delivery of a promissory note or any other lawful consideration; or
(f)    To the extent permitted by the Administrator, any combination of the above payment forms.
6.6    Additional Terms of Incentive Stock Options.
The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options (and Award Agreements related thereto) will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.
ARTICLE VII.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
7.1    General.
The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement, to Service Providers. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock and Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the
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par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock and Restricted Stock Units to the extent required by Applicable Law. The Award Agreement for each Award of Restricted Stock and Restricted Stock Units shall set forth the terms and conditions not inconsistent with the Plan as the Administrator shall determine.

7.2    Restricted Stock.
(a)    Stockholder Rights. Unless otherwise determined by the Administrator, each Participant holding shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which such Participant becomes the record holder of such Shares; provided, however, that with respect to a share of Restricted Stock subject to restrictions or vesting conditions, except in connection with a spin-off or other similar event as otherwise permitted under Section 9.2, dividends which are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
(c)    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.
7.3    Restricted Stock Units.
The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law.

ARTICLE VIII.
OTHER TYPES OF AWARDS
8.1    General.
The Administrator may grant Performance Stock Unit awards, Performance Bonus Awards, Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine.
8.2    Performance Stock Unit Awards.
Each Performance Stock Unit award shall be denominated in a number of Shares or in unit equivalents of Shares or units of value (including a dollar value of Shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or Subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3    Performance Bonus Awards.
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Each right to receive a bonus granted under this Section 8.3 shall be denominated in the form of cash (but may be payable in cash, stock or a combination thereof) (a “Performance Bonus Award”) and shall be payable upon the attainment of performance goals that are established by the Administrator and relate to one or more of performance or other specific criteria, including service to the Company or Subsidiaries, in each case on a specified date or dates or over any period or periods determined by the Administrator.
8.4    Dividend Equivalents.
If the Administrator provides, an Award (other than an Option or Stock Appreciation Right) may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award subject to vesting shall either (i) to the extent permitted by Applicable Law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related Award. All such Dividend Equivalents shall be paid at such time as the Administrator shall specify in the applicable Award Agreement.
8.5    Other Stock or Cash Based Awards.
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive cash or Shares to be delivered in the future and annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. Except in connection with a spin-off or other similar event as otherwise permitted under Article IX, dividends that are paid prior to vesting of any Other Stock or Cash Based Award shall only be paid to the applicable Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.
ARTICLE IX.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
9.1    Equity Restructuring.
In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article IX, the Administrator will equitably adjust the terms of the Plan and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares that may be issued); (ii) adjusting the terms and conditions of (including the grant or exercise price), and the performance goals or other criteria included in, outstanding Awards; and (iii) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
9.2    Corporate Transactions.
In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination,
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amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or Vacasa Holdings, or sale or exchange of Common Stock, Vacasa Units or other securities of the Company or Vacasa Holdings, Change in Control, issuance of warrants or other rights to purchase Common Stock, Vacasa Units or other securities of the Company or Vacasa Holdings, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or Vacasa Holdings or any change in any Applicable Law or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any action the Administrator determines to be appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) facilitate such transaction or event or (z) give effect to such changes in Applicable Law or accounting principles, including, without limitation, any of the following:

(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)    To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares which may be issued) or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)    To replace such Award with other rights or property selected by the Administrator; or
(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
9.3    Administrative Stand Still.
In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock (including any Equity Restructuring or any securities offering or other similar transaction) or for reasons of administrative convenience or to facilitate compliance with any Applicable Law, the Company may refuse to permit the exercise or settlement of one or more Awards for such period of time as the Administrator may determine to be reasonably appropriate under the circumstances.
9.4    General.
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Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, spinoff, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.
ARTICLE X.
PROVISIONS APPLICABLE TO AWARDS
10.1Transferability.
(a)    No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed. During the life of a Participant, Awards will be exercisable only by the Participant, unless it has been disposed of pursuant to a DRO. After the death of a Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-Applicable Law of descent and distribution. References to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Administrator.
(b)    Notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant with the Administrator’s consent (in its sole discretion) or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law. In addition, and further notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)    Notwithstanding Section 10.1(a), if permitted by the Administrator, a Participant may, in the manner determined by the Administrator, designate a Designated Beneficiary. A Designated Beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a
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community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s Designated Beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.
10.2Documentation.
Each Award will be evidenced in an Award Agreement in such form as the Administrator determines in its discretion. Each Award may contain such terms and conditions as are determined by the Administrator in its sole discretion, to the extent not inconsistent with those set forth in the Plan.
10.3Discretion.
Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
10.4Changes in Participant’s Status.
The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable. Except to the extent otherwise required by Applicable Law or expressly authorized by the Company or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
10.5Withholding.
Each Participant must pay the Company or a Subsidiary, as applicable, or make provision satisfactory to the Administrator for payment of, any Tax-Related Items required by Applicable Law to be withheld in connection with such Participant’s Awards and/or Shares by the date of the event creating the liability for Tax-Related Items. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (ii) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from the Award creating the withholding obligation for Tax-Related Items, valued on the date of delivery, (v) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is satisfied, selling Shares issued pursuant to the Award creating the withholding obligation for Tax-Related Items, either voluntarily by the Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; or (vii) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all Tax-Related Items that are applicable to such taxable income. If any tax withholding obligation will be satisfied under clause (v) of the preceding paragraph, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (v).
10.6Amendment of Award; Repricing.
The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and
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converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article IX or pursuant to Section 11.6. In addition, the Administrator shall, without the approval of the stockholders of the Company, have the authority to (a) amend any outstanding Option or Stock Appreciation Right to reduce its exercise price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award.
10.7Conditions on Delivery of Stock.
The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including, without limitation, any applicable securities laws and stock exchange or stock market rules and regulations, (iii) any approvals from governmental agencies that the Company determines are necessary or advisable have been obtained, and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy Applicable Law. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.
10.8Acceleration.
The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
ARTICLE XI.
MISCELLANEOUS
11.1No Right to Employment or Other Status.
No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continue employment or any other relationship with the Company or a Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or other written agreement between the Participant and the Company or any Subsidiary.
11.2No Rights as Stockholder; Certificates.
Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Law requires, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
11.3Effective Date.
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The Plan originally became effective (the “Effective Date”) on the date immediately prior to the date of the closing of the transactions contemplated by that certain Business Combination Agreement entered into on July 28, 2021, by and among Vacasa Holdings, Pace and certain other parties. No Incentive Stock Option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (i) the date the Plan was approved by the Board and (ii) the date the Plan was approved by the Company’s shareholders.
11.4Amendment of Plan.
The Board may amend, suspend or terminate the Plan at any time and from time to time; provided that no amendment, other than an increase to the Overall Share Limit or pursuant to Article IX or Section 11.6, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Law.
11.5Provisions for Foreign Participants.
The Administrator may modify Awards granted to Participants who are nationals of a country other than the United States or employed or residing outside the United States, establish subplans or procedures under the Plan or take any other necessary or appropriate action to address Applicable Law, including (a) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (b) listing and other requirements of any non-U.S. securities exchange, and (c) any necessary local governmental or regulatory exemptions or approvals.
11.6Section 409A.
(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a Participant’s Termination of Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Participant’s Termination of Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as
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set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
11.7Limitations on Liability.
Notwithstanding any other provisions of the Plan, no individual acting as a director, officer or other employee of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer or other employee of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer or other employee of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.
11.8Data Privacy.
As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 11.8 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 11.8. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
11.9Severability.
If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
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11.10Governing Documents.
If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary), the Plan will govern, unless such Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.
11.11Governing Law.
The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.
11.12Clawback Provisions.
All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.
11.13Titles and Headings.
The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
11.14Conformity to Applicable Law.
Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law.
11.15Relationship to Other Benefits.
No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.
11.16Unfunded Status of Awards.
The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

11.17Limitations Applicable to Section 16 Persons.
Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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11.18Prohibition on Executive Officer Loans.
Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.19Broker-Assisted Sales.
In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 10.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
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VACASA, INC.
850 NW 13TH AVE
PORTLAND, OR 97209

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DETACH AND RETURN THIS PORTION ONLY

VACASA, INC.

The Board of Directors recommends you vote FOR each of the following Class III director nominees:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ryan Bone
02) Chad Cohen
03) Benjamin Levin

The Board of Directors recommends you vote FOR the following proposals:

Note: To transact such other business as may properly come before the meeting or any adjustments or postponements of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V40503-P05296

VACASA, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 21, 2024 at 8:00 a.m., Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) hereby appoint(s) Robert Greyber, Bruce Schuman and Rebecca Boyden, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of Class A common stock and/or Class B common stock, as applicable, of Vacasa, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/VCSA2024 on May 21, 2024 at 8:00 a.m., Pacific Time and at any adjournment or postponement thereof.

The shares represented hereby shall be voted as specified. **If no specification is made, such shares shall be voted in accordance with the Board of Directors' recommendation, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.** Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the shares may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)